UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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VERIZON COMMUNICATIONS INC.

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PROXY STATEMENT

2015

Notice of Annual Meeting of Shareholders

MAY 7, 2015 | MINNEAPOLIS, MINNESOTA

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

DATE AND TIME

Thursday, May 7, 2015

8:30 a.m., local time

PLACE

Hyatt Regency Minneapolis

1300 Nicollet Mall

Minneapolis, Minnesota 55403

ITEMS OF BUSINESS

•	Elect the 11 Directors identified in the accompanying proxy statement

•	Ratify the appointment of the independent registered public accounting firm

•	Provide an advisory vote to approve Verizon’s executive compensation

•	Act upon the shareholder proposals described in the proxy statement that are properly presented at the meeting

•	Consider any other business that is properly brought before the meeting

March 23, 2015

By Order of the Board of Directors,

William L. Horton, Jr.

Senior Vice President,

Deputy General Counsel and Corporate Secretary

How to Vote

If you are a registered shareholder, you may vote online at www.envisionreports.com/vz, by telephone or by mailing a proxy card.

You may also vote in person at the annual meeting. If you hold your shares through a bank, broker or other institution, or if Computershare holds Crest Depository Instruments representing underlying Verizon shares on your behalf through the Verizon Corporate Sponsored Nominee, you may vote your shares by any method specified on the voting instruction form provided to you. We encourage you to vote your shares as soon as possible.

Important Notice Regarding Availability of Proxy Materials for Verizon’s Shareholder Meeting to be Held on May 7, 2015

The 2015 Proxy Statement and 2014 Annual Report to Shareholders are available at

www.edocumentview.com/vz

Verizon Communications Inc.

1095 Avenue of the Americas

New York, New York 10036

Verizon 2015 Proxy Statement

i	Proxy Summary

1	About Verizon’s Governance Practices

5	About Our Board of Directors

16	Report of the Audit Committee

17	Election of Directors (Item 1 on Proxy Card)

24	Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2 on Proxy Card)

26	Advisory Vote to Approve Executive Compensation (Item 3 on Proxy Card)

27	Compensation Committee Report

28	Compensation Discussion and Analysis

47	Compensation Tables

63	Security Ownership of Certain Beneficial Owners and Management

66	Shareholder Proposals

66	Network Neutrality Report (Item 4 on Proxy Card)

68	Political Spending Report (Item 5 on Proxy Card)

70	Severance Approval Policy (Item 6 on Proxy Card)

73	Stock Retention Policy (Item 7 on Proxy Card)

75	Shareholder Action by Written Consent (Item 8 on Proxy Card)

77	Additional Information About the Annual Meeting

83	Contacting Verizon

84	Other Business

85	Appendix A. Verizon Communications Inc. Reconciliation of Non-GAAP Measures

Verizon 2015 Proxy Statement

PROXY SUMMARY

i

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement before voting. For more complete information regarding Verizon’s 2014 performance, please review Verizon’s Annual Report to Shareholders.

Summing Up 2014

2014 WAS A TRANSFORMATIONAL YEAR FOR VERIZON

We set the stage for the next phase of our Company’s growth by acquiring full ownership of Verizon Wireless, the leading U.S. wireless company with 108 million retail connections and the largest 4G LTE network in the U.S. With the resulting enhanced operational efficiency, we believe we are well-positioned to meet the challenges of an increasingly competitive industry. Our superior networks put us at the crossroads of the digital economy. In addition, we are partnering with technology and content companies to develop next-generation devices, applications and solutions that will expand the market and drive our growth.

Being at the center of our customers’ digital lives in 2014 with secure, reliable services and integrated, connected solutions enabled us to:

•	Deliver strong, high-quality earnings growth;

•	Increase our dividend for the 8th straight year;

•	Deliver a total shareholder return of 33.5% over a three-year cycle; and

•	Continue investing in infrastructure and technology for our future growth.

PROXY SUMMARY

2014 WAS A GREENER YEAR FOR VERIZON

In all of our actions, we aim to use our technology to make us more connected and help solve societal challenges, creating value for our shareholders and the communities we serve.

PROVIDING PRODUCTS TO CUT EMISSIONS

Verizon’s smart solutions enabled our customers to better manage their buildings and vehicle fleets, run power grids and telecommute — reducing CO2 emissions by 13.12 million metric tons in 2014. That’s the equivalent of taking 3 MILLION cars off the road.

$137 MILLION TOWARD GREEN ENERGY

In the past two years, we’ve invested $137 million in solar and fuel-cell technologies for cleaner power for our networks and data centers. We’ve installed 22 megawatts (MW) of fuel cell and solar photovoltaic systems, with 2.4 MW more on the way. That’s equivalent to 2,700 homes’ electricity for a year — eliminating 20,000 metric tons of CO2.

RESPONSIBLY RECYCLING OUR EQUIPMENT

A year ago we set a goal: to recycle 90 million pounds of Verizon assets between 2014 and 2016. By the end of 2014, we had already recycled 42.5 million pounds of wireline assets— reaching almost half our three-year goal in just one year.

Wireline Equipment Recycled in 2014
LEAD ACID BATTERIES	8.9 million pounds
OTHER BATTERIES*	44.0 thousand pounds
TELECOM EQUIPMENT	33.7 million pounds

*	Alkaline, nickel cadmium, nickel iron, nickel metal hydride, carbon zinc, zinc air, lithium, ion, lithium metal and magnesium.

Executive Compensation Program Highlights

Our executive compensation program reflects Verizon’s commitment to industry-leading compensation and governance practices. The program is discussed in more detail in the Compensation Discussion and Analysis beginning on page 28.

OBJECTIVES

•	Align executives’ and shareholders’ interests through the use of performance-based compensation

•	Attract, retain and motivate high-performing executives

GOVERNANCE LEADER

•	Say-on-pay advisory vote since 2009

•	Semiannual shareholder outreach

•	Shareholder approval policy for severance benefits

•	Significant executive share ownership requirements

•	Clawback policy

•	Anti-hedging policy

•	Independent compensation consultant since 2006

PAY-FOR-PERFORMANCE

Extensive focus on variable, incentive-based pay:

Total compensation opportunity is targeted at median of our peer group

No guaranteed pension or supplemental retirement benefits

No executive employment agreements

No cash severance benefits for the CEO

No excise tax gross-ups

PROXY SUMMARY

2014 COMPENSATION

The summary below shows the 2014 compensation for each of our named executive officers, as required to be reported in the Summary Compensation Table pursuant to U.S. Securities and Exchange Commission (SEC) rules. Please see the notes accompanying the Summary Compensation Table on page 47 for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
LOWELL C. MCADAM Chairman and Chief Executive Officer	1,580,769	0	12,000,052	0	3,800,000	75,647	850,041	18,306,509
FRANCIS J. SHAMMO Executive Vice President and Chief Financial Officer	815,385	0	4,331,294	0	1,175,625	12,491	163,956	6,498,751
DANIEL S. MEAD Executive Vice President and President of Strategic Initiatives*	940,385	0	4,987,527	0	1,353,750	160,485	236,157	7,678,304
JOHN G. STRATTON Executive Vice President and President of Operations*	785,577	0	4,200,028	0	1,140,000	30,023	188,530	6,344,158
RANDAL S. MILCH Executive Vice President*	714,423	0	3,625,034	0	1,033,125	78,798	168,948	5,620,328

*	Mr. Mead served as Executive Vice President and President and CEO — Verizon Wireless until February 17, 2015. Mr. Stratton served as Executive Vice President and President — Global Enterprise and Consumer Wireline until February 17, 2015. Mr. Milch served as Executive Vice President — Public Policy and General Counsel until December 31, 2014.

Meeting Information

For more information about the annual meeting and voting, as well as answers to many frequently asked questions, please see “Additional Information About the Annual Meeting” section beginning on page 77.

VOTING	DATE AND LOCATION

Shareholders as of the record date, March 9, 2015, are entitled to vote. Each share of Verizon stock is entitled to one vote for each Director candidate and one vote for each of the other proposals to be voted on. If you are a registered shareholder, you may vote your shares by:	May 7, 2015 8:30 a.m., local time
Hyatt Regency Minneapolis 1300 Nicollet Mall Minneapolis, Minnesota 55403
Going online to www.envisionreports.com/vz

Calling 1-800-652-VOTE (8683) toll-free from the U.S., U.S. territories and Canada

Mailing your signed proxy card or voting instruction form

Scanning this QR code to vote with your mobile device

If you hold your shares through a bank, broker or other institution, or if Computershare Trust Company, N.A. (Computershare) holds Crest Depository Instruments representing underlying Verizon shares (CDIs) on your behalf through the Verizon Corporate Sponsored Nominee, you may vote your shares by any method specified on the voting instruction form provided to you.

PROXY SUMMARY

Agenda and Voting Recommendations

ITEM 1

Election of Directors

✓ **The Board of Directors recommends that you vote FOR the election of these Director candidates.**

Shareholders are being asked to elect 11 directors. Verizon's Directors are elected for a term of one year by a majority of the votes cast. Additional information about each Director and his or her qualifications may be found beginning on page 17.

Name	Age*	Director Since	Primary Occupation	Independent	Committee Memberships* Audit	CGPC	Finance	HRC
SHELLYE L. ARCHAMBEAU	52	2013	*Chief Executive Officer, MetricStream, Inc.*	✓	FE	✓		
MARK T. BERTOLINI	57	2015	*Chairman and Chief Executive Officer, Aetna Inc.*	✓				
RICHARD L. CARRIÓN	62	1997	*Chairman and Chief Executive Officer, Popular, Inc. and Banco Popular de Puerto Rico*	✓		✓	CHAIR	✓
MELANIE L. HEALEY	53	2011	*Group President and Advisor to the Chairman and Chief Executive Officer of The Procter & Gamble Company*	✓				✓
M. FRANCES KEETH (LD)	68	2006	*Retired Executive Vice President, Royal Dutch Shell plc*	✓	FE	CHAIR	✓	
LOWELL C. MCADAM	60	2011	*Chairman and Chief Executive Officer, Verizon Communications Inc.*					
DONALD T. NICOLAISEN	70	2005	*Retired Chief Accountant of the U.S. Securities and Exchange Commission*	✓	CHAIR FE	✓		
CLARENCE OTIS, JR.	58	2006	*Former Chairman and Chief Executive Officer, Darden Restaurants, Inc.*	✓	FE		✓	CHAIR
RODNEY E. SLATER	60	2010	*Partner, Squire Patton Boggs LLP*	✓		✓		
KATHRYN A. TESIJA	52	2012	*Executive Vice President and Chief Merchandising and Supply Chain Officer, Target Corporation*	✓		✓		
GREGORY D. WASSON	56	2013	*Former President and Chief Executive Officer, Walgreens Boots Alliance, Inc.*	✓	FE			✓

LD: *Lead Director* **CGPC:** *Corporate Governance and Policy Committee* **HRC:** *Human Resources Committee* **FE:** *Audit Committee Financial Expert*

**Ages and committee memberships are as of March 6, 2015*

ABOUT VERIZON’S GOVERNANCE PRACTICES  |  Commitment to Good Governance

PROXY STATEMENT

We are mailing this proxy statement to our shareholders beginning on March 23, 2015, and it is also available online at www.edocumentview.com/vz or, if you are a registered holder, at www.envisionreports.com/vz. The Board of Directors is soliciting proxies in connection with the 2015 Annual Meeting of Shareholders and encourages you to read this proxy statement and vote your shares online, by telephone or by mailing your proxy card or voting instruction form.

ABOUT VERIZON’S GOVERNANCE PRACTICES

Commitment to Good Governance

The Board of Directors believes that high standards of corporate governance increase value for Verizon’s shareholders and enhance the Company’s reputation. All of our Directors stand for election each year, and 10 of our 11 Directors standing for re-election this year are independent. Our rigorous director nomination process identifies candidates with the time, skills and experience to contribute to our Company and to engage with management about all aspects of our business. Collectively, the Board embodies a range of viewpoints, backgrounds and expertise because we believe that diversity is an important attribute of a well-functioning Board.

The Board conducts its oversight responsibilities through four standing committees: Audit, Corporate Governance and Policy, Finance and Human Resources. Each committee has a written charter that defines the specific responsibilities of that committee. The committees are discussed in greater detail beginning on page 8.

The Corporate Governance and Policy Committee ensures that the membership, structure, policies and practices of our Board and its committees promote the effective exercise of the Board’s role in the governance of Verizon. Our Board has approved Corporate Governance Guidelines that provide a framework for the Board’s operation and address key governance practices. The Corporate Governance and Policy Committee monitors developments in corporate governance, considers the views of Verizon’s shareholders and periodically recommends changes to the Board’s policies and practices, including the Guidelines.

Where to Find More Information on Governance at Verizon

We have posted Verizon’s Corporate Governance Guidelines, Code of Conduct and other corporate governance materials, including Verizon’s certificate of incorporation, bylaws, committee charters and policies, on the Corporate Governance section of our website at www.verizon.com/about/investors/. You can request copies of these materials from the Assistant Corporate Secretary at the address given under “Contacting Verizon.”

Verizon 2015 Proxy Statement

ABOUT VERIZON’S GOVERNANCE PRACTICES  |  Key Corporate Governance Provisions

Key Corporate Governance Provisions

SHAREHOLDER RIGHTS

Majority voting in Director elections	Verizon’s bylaws provide for the election of Directors by a majority of the votes cast in uncontested elections. This provision can only be changed by a majority vote of the shareholders.

Shareholder right to call a special meeting of shareholders

Any shareholder owning at least 10% (or any group of shareholders owning at least 25%) of Verizon’s outstanding common stock may call a special meeting of shareholders. Please see our bylaws for requirements relating to special meetings.

Proxy access right for shareholders

Any shareholder (or any group of up to 20 shareholders) owning at least 3% of Verizon’s outstanding common stock for at least three years may include a specified number of director nominees in our proxy materials for the annual meeting of shareholders. Please see our bylaws for details about qualifying stock ownership, the number of permitted nominees, and other requirements relating to proxy access.

Shareholder approval of poison pill

Verizon does not have a shareholder rights plan, commonly referred to as a “poison pill.” Any shareholder rights plan adopted by the Board must be approved by shareholders within one year and then re-approved every three years.

Shareholder ratification of executive severance agreements

Any employment or severance agreement with an executive officer that provides for severance benefits exceeding 2.99 times the sum of the executive’s base salary plus non-equity incentive plan payment must be ratified by shareholders. This policy is described in more detail beginning on page 45.

Verizon 2015 Proxy Statement

ABOUT VERIZON’S GOVERNANCE PRACTICES  |  Key Corporate Governance Provisions

BOARD OF DIRECTORS

Director independence

All of our non-employee Directors are independent, and the standards that our Board uses to assess independence are more stringent than those of the New York Stock Exchange (NYSE) or The NASDAQ Stock Market (Nasdaq). For more information about the independence of the non-employee Directors, see “Independence” on page 5.

Board leadership

Currently, the CEO serves as Chairman of the Board, in consultation with the Lead Director. You can read more about the respective roles and responsibilities of the Chairman and Lead Director, and why the Board believes that Verizon’s shareholders are best served by this leadership structure, under “Board Leadership” on page 6.

Limits on board service

Under the Guidelines, a Director who serves as an executive officer of a public company should not serve on the board of more than three public companies, including the board of the company that employs him or her. Other Directors should not serve on more than six public company boards.

Stock ownership

Directors must hold Verizon stock with a value equal to three times the cash component of the annual Board retainer. Shares held in any deferral plan are included when calculating the number of shares held. Directors have three years to meet the requirement.

Director retirement	A Director will retire from the Board the day before the annual meeting of shareholders that follows his or her 72nd birthday. The size of the Board is reduced by one for each such retirement.

Verizon 2015 Proxy Statement

ABOUT VERIZON’S GOVERNANCE PRACTICES  |  Business Conduct and Ethics

Business Conduct and Ethics

We are committed to operating our business with the highest level of integrity, responsibility and accountability. We have adopted a Code of Conduct that applies to all employees, including the Chief Executive Officer (CEO), the Chief Financial Officer and the Controller. The Code of Conduct describes each employee’s responsibility to conduct business with the highest ethical standards and provides guidance in preventing, reporting and remediating potential compliance violations in key areas. Directors are expected to act in the spirit of the Code of Conduct, as well as comply with the specific ethical provisions of the Corporate Governance Guidelines. The Board is strongly predisposed against waiving any of the business conduct and ethics provisions applicable to Directors or executive officers. In the event of a waiver, we will promptly disclose the Board’s action on our website.

Related Person Transactions

The Board has adopted the Related Person Transaction Policy that is included in the Guidelines. The Corporate Governance and Policy Committee reviews transactions between Verizon and any of our Directors or executive officers or members of their immediate families to determine if any of the individual participants has a material interest in the transaction. Based on the facts and circumstances of each case, the Committee may approve, disapprove, ratify or cancel the transaction or recommend another course of action. Any member of the Committee who is involved in a transaction under review cannot participate in the Committee’s decision about that transaction.

From time to time Verizon may have employees who are related to our executive officers or Directors. Lowell C. McAdam, Chairman and CEO, has a child who is employed by a Verizon subsidiary and earned approximately $120,034 in 2014. Francis J. Shammo, Executive Vice President and Chief Financial Officer, has an in-law who is employed by a Verizon subsidiary and earned approximately $375,570 in 2014. W. Robert Mudge, Executive Vice President — Wireline Operations, has a sibling who is employed by a Verizon subsidiary and earned approximately $139,045 in 2014. In each case, the amount of compensation was commensurate with that of other employees in similar positions.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Independence

ABOUT OUR BOARD OF DIRECTORS

This section describes key aspects of the Board’s composition, governance and operation that contribute to its ability to effectively oversee the Company’s business, provide quality advice to the leadership team and act in the long-term best interests of shareholders.

Independence

Verizon’s Corporate Governance Guidelines require that a substantial majority of the Directors be independent and establish standards for evaluating independence. To be considered independent, the Board must find that a Director is independent under NYSE and Nasdaq governance standards as well as the more stringent standards included in the Guidelines. These standards identify the types of relationships that, if material, could impair independence and the monetary thresholds at which the relationships are considered to be material. The Corporate Governance and Policy Committee conducts an annual review of all relevant business relationships that each Director may have with the Company and reports its findings to the full Board. Based on the recommendation of the Committee, the Board has determined that all of the incumbent non-employee Directors who are standing for election are independent: Shellye Archambeau, Mark Bertolini, Richard Carrión, Melanie Healey, M. Frances Keeth, Donald Nicolaisen, Clarence Otis, Jr., Rodney Slater, Kathryn Tesija and Gregory Wasson. The Board also determined that Sandra Moose, Joseph Neubauer and Hugh Price, all of whom retired from the Board on April 30, 2014, and Robert Lane, who is not standing for re-election, were independent.

In determining the independence of Ms. Archambeau, Mr. Bertolini, Mr. Carrión, Ms. Healey, Mr. Neubauer, Mr. Otis, Mr. Price, Mr. Slater, Ms. Tesija and Mr. Wasson, the Board considered payments made by these Directors’ employers to Verizon for telecommunications services and solutions. In determining Mr. Bertolini’s independence, the Board also considered payments that Verizon made to the company that employs him under

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Board Leadership

a professional services contract for employee healthcare benefits. In determining Mr. Neubauer’s independence, the Board also considered payments that Verizon made to the company that employed him under a competitively bid contract for food and facility management services. In determining Ms. Tesija’s independence, the Board also considered payments that Verizon made to the company that employs her in connection with sales of Verizon’s products and services at that company’s stores and payments that that company made to Verizon for cyber security services. In determining Mr. Wasson’s independence, the Board also considered payments that Verizon made to the company that employed him in connection with lease payments and wireless service rebates. In applying the independence standards, the Board has determined that these general business transactions and relationships are not material and did not impair the ability of those Directors to act independently.

Board Leadership

Each year, the Board evaluates whether its leadership structure is appropriate to effectively address the specific needs of the business and the long-term interests of shareholders. Given the dynamic and competitive environment in which Verizon operates, the Board believes that the Company and its shareholders are best served by a Chairman who has broad and deep knowledge of Verizon’s business operations and the competitive landscape, the ability to identify strategic issues and the vision to create sustainable long-term value for shareholders. Based on these considerations, the Board has determined that, at this time, our CEO, Lowell McAdam, is the Director best qualified to serve in the role of Chairman.

To maintain an appropriate level of independent checks and balances in its governance, consistent with the Guidelines, the Board has also elected an independent Lead Director who has the authority to call meetings of the Board and executive sessions. M. Frances Keeth is currently serving as Lead Director. In addition, the Lead Director:

•	Chairs executive sessions, including those held to evaluate the CEO’s performance and compensation;

•	Chairs any meeting of the Board if the Chairman is not present;

•	Approves the schedule, agenda and materials for all Board meetings, in consultation with the Chairman;

•	Acts as principal liaison with the Chairman; and

•	Leads the Board’s annual self-evaluation.

Any shareholder or interested party may communicate directly with the Lead Director.

Importantly, all Directors play an active role in overseeing the Company’s business at both the Board and committee level. The agenda for each Board and committee meeting is available to all Directors in advance so that any Director can review and request changes. In addition, all Directors have unrestricted access to the Chairman and senior leadership team at all times.

The Board believes that Shareholders are best served by the Board’s current leadership structure because it provides the ability to maintain independent and objective oversight with an independent Lead Director, who can express the Board’s positions in a forthright manner, and independent Directors who are fully involved in the Board’s operations and decision making.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Board Meetings and Executive Sessions

Board Meetings and Executive Sessions

In 2014, the Board of Directors held 11 meetings, including 7 regularly scheduled meetings and 4 special meetings. No Director standing for election attended fewer than 75% percent of the total number of meetings of the Board and the committees to which the Director was assigned.

Directors standing for re-election are expected to attend the annual meeting of shareholders. In 2014, all but two Directors standing for re-election attended the annual meeting.

The Corporate Governance Guidelines require the independent Directors to meet in executive session without any members of management present at least twice a year to review and evaluate the performance of the Board and to evaluate the performance and approve the compensation of the CEO. In practice, they typically meet in executive session during each regular Board meeting.

Annual Board and Committee Evaluations

The Board conducts an annual self-assessment aimed at enhancing its effectiveness. As part of the assessment, each Director completes a written questionnaire designed to gather suggestions to improve Board effectiveness and solicit additional feedback on a range of issues, including Board operations, Board and committee structure and dynamics, the flow of information received from management, and agenda topics. In addition, the Lead Director conducts individual interviews with each of the independent Directors to discuss these topics. The feedback received from the questionnaires and interviews is discussed during an evaluation session.

Each of the four standing committees also conducts its own annual self-assessment, which includes a written questionnaire and evaluation session. These evaluation sessions are led by the committee chairs and generally include a review of the committee charter, the annual agenda, and the committee’s overall effectiveness.

In addition to these annual self-assessments, the Board evaluates and modifies its oversight of the Company’s operations on an ongoing basis. During executive sessions of the Board, among other things, the independent Directors consider agenda topics that they believe deserve additional focus and topics to be included in future meetings.

The Corporate Governance and Policy Committee annually appraises the framework for the Board and committee evaluation processes.

Example of Result of Self-Assessment

In 2013, Verizon agreed to purchase the remaining interest in Verizon Wireless that it did not already own. Because the Company was going to incur significant additional debt in order to complete this acquisition, the Board determined that it should increase its oversight of the Company’s cash flows and liquidity through the creation of a Finance Committee of Directors with significant financial expertise.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Committees of the Board

Committees of the Board

The Board of Directors has established four standing committees — the Audit Committee, the Corporate Governance and Policy Committee, the Finance Committee and the Human Resources Committee. Each committee has a written charter that defines the specific responsibilities of that committee. The Chairperson of each committee approves the agenda and materials for each meeting. Each committee has the authority to retain independent advisors to assist it in carrying out its responsibilities.

AUDIT COMMITTEE MEETINGS IN 2014: 11 MEMBERS: Donald Nicolaisen (CHAIRPERSON) Shellye Archambeau M. Frances Keeth Clarence Otis, Jr. Gregory Wasson

KEY RESPONSIBILITIES:

•  Assess Verizon’s significant business risk exposures (including those related to data privacy and network security) and oversee the risk management program;

•  Assess the adequacy of the Company’s overall control environment;

•  Oversee financial reporting and disclosure matters;

•  Appoint, approve fees and oversee work of the independent registered public accounting firm;

Ms. Archambeau joined the Audit Committee on September 4, 2014	• Oversee Verizon’s internal audit function;

The Board has determined that each member of the Committee is an audit committee financial expert and meets the independence requirements of applicable law, the NYSE, Nasdaq and the Guidelines.

The report of the Audit Committee is included on page 16.

•  Assess Verizon’s compliance processes and programs;

•  Assess policies and procedures for executive officer expense accounts and perquisites, including the use of corporate assets; and

•  Assess procedures for the handling of complaints relating to accounting, internal accounting controls or auditing matters.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Committees of the Board

CORPORATE GOVERNANCE AND POLICY COMMITTEE MEETINGS IN 2014: 7 MEMBERS: M. Frances Keeth (CHAIRPERSON) Shellye Archambeau Richard Carrión Donald Nicolaisen Rodney Slater Kathryn Tesija

KEY RESPONSIBILITIES:

•  Evaluate the structure and practices of the Board and its committees, including size, composition, independence and operations;

•  Recommend changes to the Board’s policies or practices or the Guidelines;

•  Identify and evaluate the qualifications of Director candidates;

•  Recommend Directors to serve as members of each committee of the Board and as committee chairs;

•  Review potential related person transactions; and

Ms. Archambeau joined the Corporate Governance and Policy Committee on September 4, 2014	• Review Verizon’s position and engagement on important public policy issues that may affect its business and reputation, including political contributions and corporate social responsibility.
The Board has determined that each member of the Committee meets the independence requirements of applicable law, the NYSE, Nasdaq and the Guidelines.

FINANCE COMMITTEE MEETINGS IN 2014: 4 MEMBERS: Richard Carrión (CHAIRPERSON) M. Frances Keeth Robert Lane Clarence Otis, Jr.

KEY RESPONSIBILITIES:

•  Monitor Verizon’s capital needs and financing arrangements and ability to access the capital markets;

•  Monitor expenditures under the annual capital plan approved by the Board;

•  Review and approve Verizon’s derivatives policy and monitor the use of derivatives;

• Review Verizon’s insurance and self-insurance programs; and
The Board has determined that each member of the Committee meets the independence requirements of applicable law, the NYSE, Nasdaq and the Guidelines.	• Oversee the investment of pension assets and the funding of pension and other postretirement benefit obligations.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Role of the Independent Compensation Consultant

HUMAN RESOURCES COMMITTEE MEETINGS IN 2014: 6 MEMBERS: Clarence Otis, Jr. (CHAIRPERSON) Richard Carrión Melanie Healey Gregory Wasson

KEY RESPONSIBILITIES:

•  Oversee the development of Verizon’s executive compensation programs and policies;

•  Approve corporate goals relevant to the CEO’s compensation;

•  Evaluate the CEO’s performance and recommend his
compensation to the Board;

•  Review and approve compensation and benefits for selected senior managers;

• Review the impact of Verizon’s executive compensation policies and practices, and the performance metrics underlying the compensation programs, on Verizon’s risk profile;

The Board has determined that each member of the Committee meets the independence requirements of applicable law, the NYSE, Nasdaq and the Guidelines.

The report of the Human Resources Committee is included on page 27.

• Consult with the CEO on talent development; and • Review and recommend to the Board non-employee Director compensation.

The Human Resources Committee makes an independent determination on all matters related to the compensation of the named executive officers. In making its determination, the Committee may seek the CEO’s views on whether the existing compensation policies and practices continue to support Verizon’s business and performance objectives, utilize appropriate performance goals, and appropriately reward the contributions of the other named executive officers to that performance.

The Committee may also consult with the Executive Vice President and Chief Administrative Officer (CAO) about the design, administration and operation of the Company’s compensation program. The Committee has delegated administrative responsibility for implementing its decisions on compensation and benefits matters to the CAO, who reports to the Committee on the actions taken under this delegation.

Role of the Independent Compensation Consultant

The Human Resources Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Committee has retained Pearl Meyer & Partners as its compensation consultant (Consultant) based on the firm’s independence and expertise in representing the compensation committees of large corporations. The Consultant advises the Committee on all matters related to the compensation of our named executive officers, provides benchmarking data and helps the Committee interpret this data, as well as data provided by the Company. The Consultant participates in all Committee meetings. The Committee typically holds an executive session with the Consultant at every Committee meeting.

The Committee has adopted a policy that prohibits the Consultant from doing any work for the Company during its engagement. Neither Pearl Meyer & Partners nor its affiliates have performed any work for the Company or any Company affiliate since 2006, when the Committee retained the Consultant.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Nomination of Candidates for Director

The Committee has considered the independence of Pearl Meyer & Partners in light of SEC rules and NYSE and Nasdaq listing standards. At the Committee’s request, Pearl Meyer & Partners provided a letter addressing its independence, including the following factors:

•	No other services provided to the Company by the Consultant;

•	Fees paid by the Committee as a percentage of the Consultant’s total revenue;

•	Policies or procedures maintained by the Consultant that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

•	Any Company stock owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and the Consultant or the individual consultants involved in the engagement.

The Committee has concluded that no conflict of interest exists that would prevent Pearl Meyer & Partners from serving as an independent consultant to the Committee.

Nomination of Candidates for Director

The Corporate Governance and Policy Committee considers and recommends candidates for the Board. It reviews all nominations submitted to Verizon, including individuals recommended by shareholders, Directors or members of management as well as proxy access candidates. The Committee has also retained Heidrick & Struggles International, Inc. to assist in the identification and evaluation of potential candidates. Any shareholder who wishes to nominate a candidate for Director may do so by following the procedure described on page 82. We will report any material change to this procedure in a filing with the SEC and will post the information on the Corporate Governance section of our website at www.verizon.com/about/investors/.

Requirements for Board Candidates

To be eligible for consideration, any proposed candidate must:

Be ethical;

Have proven judgment and competence;

Have professional skills and experience in dealing with a large, complex organization or in dealing with complex problems that are complementary to the background and experience represented on the Board and that meet the needs of Verizon;
Have demonstrated the ability to act independently and be willing to represent the interests of all shareholders and not just those of a particular philosophy or constituency; and

Be willing and able to devote sufficient time to fulfill his or her responsibilities to Verizon and its shareholders.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Risk Oversight

The Committee recognizes that a diverse set of viewpoints and practical experiences enhances the effectiveness of the Board. In evaluating candidates, the Committee considers a wide variety of qualifications, attributes and other factors, taking into account how a candidate’s particular background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.

The Committee specifically reviews the qualifications of each candidate for election or re-election. For incumbent Directors, this review includes the Director’s understanding of Verizon’s businesses and the environment within which Verizon operates, attendance and participation at meetings, and independence. After the Committee has completed its evaluation of all candidates, it presents its recommendation to the Board for consideration and approval. The Committee also discusses with the Board any candidates who were submitted to and considered by the Committee but not recommended for election or re-election as well as any proxy access candidates.

Prior to nomination, each candidate for election and each incumbent Director standing for re-election must consent to stand for election or re-election and provide certain representations required under the Company’s bylaws. They must also submit an irrevocable resignation which will only become effective if (i) the Board or any Committee determines that any of the representations required under the Company’s bylaws as referenced above were untrue in any respect or (ii) the candidate does not receive a majority of the votes cast at the annual meeting of shareholders and the independent members of the Board decide to accept the resignation. Any decision regarding accepting a resignation following a failure to obtain a majority of the votes cast will be disclosed within 90 days after the election results are certified.

Risk Oversight

ROLE OF THE BOARD

While senior management has primary responsibility for managing risk, the Board of Directors has responsibility for risk oversight. The Board works with senior management to develop a broad portfolio view that considers and balances risk-taking for sustainable growth and competitive advantage — in a manner consistent with Verizon’s long-term strategic plan — with actions necessary to preserve Verizon’s assets and protect it against losses. Board and committee oversight is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.

In performing its oversight role, the Board:

•	Addresses the primary risks associated with the Company’s business units and corporate functions in its operations reviews of those units and functions.

•	Reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Risk Oversight

In addition, Verizon has a robust enterprise risk management program that is overseen by the Audit Committee as described below.

ROLE OF THE COMMITTEES

Each of the Board’s committees oversees the management of Company risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management and may engage advisors.

Audit Committee	• Oversees the operations of Verizon’s enterprise risk management program, which identifies the primary risks to the Company’s business.

• Periodically monitors and evaluates the primary risks associated with particular business units and functions.

•  Works with Verizon’s Senior Vice President — Internal Auditing, who assists the Company in identifying, evaluating and implementing risk management controls and methodologies to address identified risks and who functionally reports directly to the Committee.

•  Meets privately at each meeting with representatives from the Company’s independent registered public accounting firm, the Company’s Senior Vice President — Internal Auditing, and the Company’s Executive Vice President —Public Policy and General Counsel.

• Reports to the full Board on these activities.

Corporate Governance and Policy Committee	• Reviews business and reputational risks relating to Verizon’s position and engagement on important public policy issues, including political contributions and corporate social responsibility.

Finance Committee	• Assists the Board in its oversight of financial risk management.

• Monitors the Company’s capital needs and financing plans and oversees its strategy for managing risk related to currency and interest rate exposure.

• Reviews and approves Verizon’s derivatives policy and monitors the use of derivatives.

• Reviews the Company’s insurance and self-insurance programs, as well as its pension and other postretirement benefit obligations.

Human Resources Committee	• As part of its oversight of the Company’s executive compensation program, considers the impact of the program and of the incentives created by the compensation awards on the Company’s risk profile.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Succession Planning and Management Development

•  Oversees management’s annual assessment of compensation risk arising from Verizon’s compensation policies and practices, which includes a review of the following compensation policies and practices and other internal controls that reduce risk:

• Design features and characteristics of our company-wide compensation programs;

• Performance metrics under the Short- and Long-Term Incentive Plans;

• Approval processes for all compensation programs, including those for associate sales and non-sales employees;

• Governance oversight at the Board and committee level; and

• Code of Conduct provisions and mandatory training programs that lessen risk.

Based on management’s review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company because they are appropriately structured and discourage employees from taking excessive risks.

Succession Planning and Management Development

Verizon’s Board of Directors recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the efficient succession of the Company’s CEO. In accordance with the Corporate Governance Guidelines, the Board addresses CEO succession and management development on an ongoing basis throughout the year. The Board has delegated primary oversight responsibility for succession planning to the Human Resources Committee, which oversees assignments to key leadership positions. The Committee reports on its activities to the full Board, which addresses succession planning during executive sessions that typically occur in connection with each regularly scheduled meeting.

To ensure that the succession planning and management development process supports and enhances Verizon’s strategic objectives, the Board and Committee regularly consult with the CEO on the Company’s organizational needs, its competitive challenges, the potential of key managers and planning for future developments and emergency situations. As part of this process, the Board and Committee also routinely seek input from the CAO, as well as advice on related compensation issues from the Committee’s Consultant.

Verizon 2015 Proxy Statement

ABOUT OUR BOARD OF DIRECTORS  |  Communicating with Directors

The Board generally conducts its annual in-depth review of senior leader development and succession planning in conjunction with its annual strategic planning session with management. Led by the CEO and CAO, this review addresses the Company’s management development initiatives, assesses senior management resources and identifies individuals who should be considered as potential future senior executives.

Our goal is to develop well-rounded and experienced senior leaders. High potential executives are regularly challenged with additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company. These individuals are also often positioned to interact more frequently with the Board so that the Directors can get to know and assess these executives.

Communicating with Directors

The Board of Directors believes that communication with shareholders and other interested parties is an important part of the governance process and has adopted the following procedure to facilitate this communication.

How to Contact the Board

Any shareholder or interested party may communicate directly with the Board, any committee of the Board, any individual Director (including committee chairs and the Lead Director) or the non-employee Directors as a group, by writing to:

Verizon Communications Inc.

Board of Directors

    (or committee name, individual Director,

    committee chair, Lead Director or

    non-employee Directors as a group, as appropriate)

1095 Avenue of the Americas

New York, New York 10036

Verizon’s Corporate Secretary reviews all communications addressed to our Directors and periodically provides to the Board copies of all communications that deal with the functions of the Board or its committees, or that otherwise require Board attention. Communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Typically the Corporate Secretary will not provide communications that are of a personal nature or are unrelated to the duties and responsibilities of the Board, including: business solicitations or advertisements; mass mailings; job-related inquiries; or other unsuitable communications.

Verizon 2015 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

In the performance of our oversight responsibilities, the Committee has reviewed and discussed with management and the independent registered public accounting firm Verizon’s audited financial statements for the year ended December 31, 2014 and the effectiveness of Verizon’s internal controls over financial reporting as of December 31, 2014.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Securities and Exchange Commission, the New York Stock Exchange, The NASDAQ Stock Market and Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm consistent with applicable Public Company Accounting Oversight Board requirements for independent registered public accounting firm communications with audit committees concerning independence and has discussed with the independent registered public accounting firm its independence.

The Committee discussed with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Verizon’s internal controls and the overall quality of Verizon’s financial reporting.

The Committee has overseen the operation of Verizon’s enterprise risk management program, including the identification of the primary risks to the Company’s business. The Committee has also periodically monitored and evaluated the primary risks associated with particular business units and functions.

Based on the reviews and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the financial statements referred to above in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Committee reviewed the independent registered public accounting firm’s performance, qualifications and tenure, the qualifications of the lead engagement partner, management’s recommendation regarding retention of the firm and considerations related to audit firm rotation, as discussed further on page 24. Based on that review, the Committee approved the reappointment of the independent registered public accounting firm for the fiscal year 2015.

Respectfully submitted,

The Audit Committee

Donald Nicolaisen, Chairperson

Shellye Archambeau

M. Frances Keeth

Clarence Otis, Jr.

Gregory Wasson

Dated: March 4, 2015

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

Verizon’s directors are elected annually. The Company believes annual elections are consistent with good corporate governance because they foster director accountability and increase shareholder confidence. Verizon’s Board currently has 12 members. The Board periodically evaluates whether a larger or smaller board would be preferable, depending upon the needs of the Board and the availability of qualified candidates.

The Board has nominated the 11 candidates below for election as Directors. All of these candidates currently serve as Directors of Verizon. Mr. Bertolini was appointed to the Board in February 2015 as an independent Director and was recommended for consideration as a candidate by the Chairman. The Corporate Governance and Policy Committee and the Board concluded that each of these incumbent Directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified below. The Committee and the Board assessed these factors in light of Verizon’s businesses, which provide a broad array of wireless and wireline telecommunications products, services and solutions to individuals, businesses, governments and wholesale customers in the United States and around the world.

Each candidate has consented to stand for election, and we do not anticipate that any candidate will be unavailable to serve. If any candidate were to become unavailable before the election, the proxy committee would vote the shares it represents for a substitute named by the Board.

Verizon’s bylaws require Directors to be elected by a majority of the votes cast. Each candidate has submitted an irrevocable, conditional letter of resignation that the Board will consider if that candidate fails to receive a majority of the votes cast.

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

Shellye L. Archambeau

BACKGROUND

Ms. Archambeau is Chief Executive Officer of MetricStream, Inc., a leading provider of governance, risk, compliance and quality management solutions to corporations across diverse industries. Prior to joining MetricStream in 2002, Ms. Archambeau served as Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., Chief Marketing Officer of NorthPoint Communications, and President of Blockbuster Inc.’s e-commerce division. Before she joined Blockbuster, she held domestic and international executive positions during a 15-year career at IBM. Ms. Archambeau has served on the board of Nordstrom, Inc. since February 2015 and, in the past five years, she has served on the board of Arbitron, Inc.

QUALIFICATIONS

Ms. Archambeau provides the Board with valuable knowledge of technology, e-commerce, digital media and communications platforms. Her experiences in the Silicon Valley emerging company community, as well as her prior experience at IBM, provide her with global perspectives on developing and marketing emerging technology applications and solutions.

Mark T. Bertolini

BACKGROUND

Mr. Bertolini is Chairman and Chief Executive Officer of Aetna Inc., a Fortune 100 diversified healthcare benefits company with $58.0 billion in 2014 revenue. Prior to assuming the role of Aetna’s CEO in 2010 and Chairman in 2011, Mr. Bertolini served as President from 2007, responsible for all of Aetna’s businesses and operations across the company’s range of healthcare products and related services, and as Executive Vice President and head of Aetna’s regional businesses prior to that. He joined Aetna in 2003 as head of Aetna’s Specialty Products after holding executive positions at Cigna, NYLCare Health Plans and SelectCare, Inc.

QUALIFICATIONS

Mr. Bertolini’s experience at a large, multinational corporation provides the Board with valuable operational and management expertise, as well as critical perspective on strategic planning. His role as Chairman and CEO of Aetna provides the Board with additional insights into the healthcare industry — an area of increasing importance to Verizon’s business strategy.

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

Richard L. Carrión

BACKGROUND

Mr. Carrión has served for over 19 years as Chairman and Chief Executive Officer of Popular, Inc., a diversified bank holding company, and Banco Popular de Puerto Rico, Popular Inc.’s principal bank subsidiary. Mr. Carrión has served as a class A director of the Federal Reserve Bank of New York since 2008. He also served as a director of NYNEX Corporation, one of Verizon’s predecessor companies, from 1995 to 1997.

QUALIFICATIONS

Mr. Carrión provides the Board with financial, operational and strategic expertise developed during his long tenure as Chairman and CEO of Popular, Inc. and Banco Popular de Puerto Rico. This experience, combined with his board service at the Federal Reserve Bank of New York, also provides the Board with deep risk management expertise.

Melanie L. Healey

BACKGROUND

Ms. Healey is Group President and Advisor to the Chairman and Chief Executive Officer of The Procter & Gamble Company, one of the world’s leading providers of branded consumer packaged goods. Prior to assuming her current role, Ms. Healey served as Group President of North America. Since joining Procter & Gamble in 1990, Ms. Healey has held a number of positions of responsibility, including Group President, Global Feminine and Health Care, and President, Global Feminine Care & Adult Care.

QUALIFICATIONS

Ms. Healey provides the Board with valuable strategic, branding, distribution and operating experience on a global scale obtained over her 32-year career in the consumer goods industry in three multinational companies (Procter & Gamble, Johnson & Johnson and S.C. Johnson & Sons). Her deep experience in marketing, including her 18 years outside the United States, provides the Board with strategic and operational leadership and critical insights into brand building and consumer marketing trends globally.

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

M. Frances Keeth (Lead Director)

BACKGROUND

Ms. Keeth was Executive Vice President of Royal Dutch Shell plc, a global energy company, from 2005 to 2006, and was President and Chief Executive Officer of Shell Chemicals LP from 2001 to 2006. During her long tenure at Royal Dutch Shell, Ms. Keeth served in a number of other positions of responsibility, including Executive Vice President, Finance and Business Systems, and Executive Vice President, Customer Fulfillment and Product Business Units. Prior to these positions, Ms. Keeth was controller and principal accounting officer of Mobil Corporation. Ms. Keeth has served as a director of Arrow Electronics, Inc. since 2004 and, in the past five years, she has served as a director of Peabody Energy Corporation.

QUALIFICATIONS

Ms. Keeth’s career with Shell has provided her with substantial experience in managing worldwide operations and strategic partnerships in a capital-intensive business. Her expertise provides the Board with critical skills in the areas of financial oversight, aligning financial and strategic initiatives, and risk management.

Lowell C. McAdam (Chairman)

BACKGROUND

Mr. McAdam is Chairman and Chief Executive Officer of Verizon Communications Inc. Mr. McAdam has served as CEO since 2011 and Chairman since 2012. Prior to becoming CEO, Mr. McAdam served in numerous positions of responsibility, including President and Chief Operating Officer of Verizon Communications Inc., President and CEO of Verizon Wireless, and Executive Vice President and Chief Operating Officer of Verizon Wireless. Before Verizon Wireless was formed, Mr. McAdam held executive positions with PrimeCo Personal Communications, AirTouch Communications and Pacific Bell. In the past five years, Mr. McAdam has also served as a member of the Verizon Wireless Board of Representatives.

QUALIFICATIONS

Mr. McAdam provides the Board with substantial and wide-ranging expertise in the telecommunications industry, developed during his pivotal role in the development of Verizon Wireless. As CEO of Verizon Communications Inc., he is able to provide the Board with in-depth knowledge of the Company’s business, industry, challenges and opportunities.

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

Donald T. Nicolaisen

BACKGROUND

Mr. Nicolaisen served as Chief Accountant of the United States Securities and Exchange Commission (SEC) from 2003 to 2005. Prior to joining the SEC, he was a senior partner at the accounting firm PricewaterhouseCoopers. Mr. Nicolaisen began his career at the firm’s predecessor, Price Waterhouse, in 1967, and held a wide range of management and leadership positions, including serving on the firm’s U.S. and global boards and leading Price Waterhouse’s national office for accounting and SEC services. Since 2006, Mr. Nicolaisen has served as a director of MGIC Investment Corporation, Morgan Stanley, and Zurich Insurance Group.

QUALIFICATIONS

Mr. Nicolaisen’s long career in leadership positions in both the public and private sector provides the Board with substantial expertise in the areas of public accounting, risk management and corporate finance. This experience, combined with his director roles on the boards of other large, complex firms, provides the Board with additional capabilities in the areas of public policy and corporate governance.

Clarence Otis, Jr.

BACKGROUND

Mr. Otis is the former Chairman and Chief Executive Officer of Darden Restaurants, Inc., the largest company-owned and operated full-service restaurant company in the world. He served as CEO of Darden Restaurants from 2004 to 2014 and as Chairman from 2005 to 2014. Since joining Darden in 1995 as Vice President and Treasurer, Mr. Otis served in a number of positions of responsibility, including Chief Financial Officer, Executive Vice President, and President of Smokey Bones Barbeque & Grill, a restaurant concept formerly owned and operated by Darden. Since 2010, Mr. Otis has served as a class B director of the Federal Reserve Bank of Atlanta. He has also served as a director of VF Corporation since 2004.

QUALIFICATIONS

Mr. Otis provides the Board with valuable insight into consumer services, retail operations, financial oversight and risk management. His experience over his 20 years at Darden Restaurants provides him with important perspectives on operations, strategy and management of a complex organization and a large-scale workforce.

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

Rodney E. Slater

BACKGROUND

Mr. Slater is a Partner at the law firm Squire Patton Boggs LLP, practicing in the areas of transportation, infrastructure and public policy, a position he has held since 2001. Previously, Mr. Slater served as the U.S. Secretary of Transportation from 1997 to 2001 and as the Administrator of the Federal Highway Administration from 1993 to 1997. Mr. Slater has served as a director of Kansas City Southern since 2001 and Transurban Group since 2009. In the past five years, Mr. Slater has also served as a director of Delta Air Lines, Inc., ICx Technologies, Inc. and Atkins plc.

QUALIFICATIONS

Mr. Slater has substantial regulatory and public policy experience at the federal and state levels. Mr. Slater provides the Board with valuable insights on public policy issues and leadership on matters involving multiple stakeholders. He also provides the Board with perspectives on strategic partnerships and legal issues facing the Company.

Kathryn A. Tesija

BACKGROUND

Ms. Tesija is Executive Vice President and Chief Merchandising and Supply Chain Officer of Target Corporation, the second largest discount retailer in the United States — a position she has held since 2008. She is also a member of Target’s executive committee. Since joining Target in 1986, Ms. Tesija has served in numerous positions of responsibility, including Director, Merchandise Planning and Senior Vice President, Hardlines Merchandising.

QUALIFICATIONS

Ms. Tesija provides the Board with valuable large-scale global merchandising and supply chain experience, as well as operational perspectives and strategic planning expertise. Her current role as EVP and Chief Merchandising and Supply Chain Officer provides the Board with additional insights into the retail industry and consumer behavior.

Verizon 2015 Proxy Statement

ELECTION OF DIRECTORS  |  (Item 1 on Proxy Card)

Gregory D. Wasson

BACKGROUND

Mr. Wasson is the former President and Chief Executive Officer of Walgreens Boots Alliance, Inc., the first global pharmacy-led health and wellbeing enterprise. From 2009 through 2014 he was Director, President and Chief Executive Officer of Walgreen Co. A registered pharmacist, he joined Walgreen in 1980 and served in a number of positions of responsibility, including President of Walgreens Health Initiatives, Senior Vice President, Executive Vice President, and President and Chief Operating Officer. Mr. Wasson also served as a director of AmerisourceBergen Corporation through January 2015.

QUALIFICATIONS

Mr. Wasson provides the Board with valuable global operational and management experience, as well as extensive knowledge of the retail and healthcare industries. His tenure as CEO of a large publicly-held company provides the Board with additional in-depth perspective in organizational management.

Verizon 2015 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  |  (Item 2 on Proxy Card)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM (Item 2 on Proxy Card)

The Audit Committee of the Board considered the performance and qualifications of Ernst & Young LLP, and has reappointed the independent registered public accounting firm to examine the financial statements of Verizon for the fiscal year 2015 and to examine the effectiveness of internal control over financial reporting. Ernst & Young has been retained as Verizon’s Independent Registered Public Accounting Firm since 2000.

Verizon paid the following fees to Ernst & Young for services rendered during fiscal years 2014 and 2013:

	2014	2013

Audit fees	$26.5 million	$24.6 million

Audit-related fees	$9.8 million	$4.6 million

Tax fees	$2.8 million	$4.0 million

All other fees	$0.5 million	$1.1 million

Audit fees include the financial statement audit, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, as well as financial statement audits required by statute for our foreign subsidiaries or by regulatory agencies in the United States. Audit-related fees primarily include audits of other subsidiaries, employee benefit plan audits, reviews of controls over services provided to customers, as well as other audit and due diligence procedures performed in connection with acquisitions or dispositions. Our audit fees and audit-related fees increased in 2014 due to the fact that we incurred $7.5 million of fees related to the Company’s acquisition of sole ownership of Verizon Wireless and the increased debt financing activity that occurred during and after the acquisition, as well as the Company’s consideration of potential strategic transactions. Tax fees primarily consist of federal, state, local and international tax planning and compliance. All other fees primarily consist of support services to certain Verizon expatriate employees. The Committee considered, in consultation with management and the independent registered public accounting firm, whether the provision of these services is compatible with maintaining the independence of Ernst & Young.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to perform audit services. In order to assure continuing auditor independence, the Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The Committee ensures that the mandated rotation of the independent registered public accounting firm’s personnel occurs routinely and is directly involved in the selection of Ernst & Young’s lead engagement partner.

The Committee has established policies and procedures regarding pre-approval of services provided by the independent registered public accounting firm and is responsible for the audit fee negotiations associated with

Verizon 2015 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  |  (Item 2 on Proxy Card)

the engagement of the independent registered public accounting firm. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees and all fees are approved.

The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the reappointment of Ernst & Young for the 2015 fiscal year. The Committee believes that the continued retention of Ernst & Young to serve as Verizon’s independent registered public accounting firm is in the best interests of Verizon and its shareholders. If this appointment is not ratified by the shareholders, the Committee will reconsider its decision.

One or more representatives of Ernst & Young will be at the 2015 Annual Meeting of Shareholders. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Verizon 2015 Proxy Statement

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION  |  (Item 3 on Proxy Card)

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Item 3 on Proxy Card)

In accordance with Section 14A of the Securities Exchange Act of 1934, we are seeking advisory shareholder approval of the compensation of our named executive officers as disclosed in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Compensation Tables.” Shareholders are being asked to approve the following non-binding resolution at the 2015 Annual Meeting of Shareholders:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative discussion.”

Shareholders have strongly supported the Company’s executive compensation program since our first advisory vote on executive compensation in 2009, and the structure of the executive compensation program for 2014 that is described in this proxy statement did not materially change from the prior year. The Board recommends a vote FOR this resolution because it believes that our compensation policies and practices are effective in:

•	Encouraging strong short-term and long-term performance;

•	Aligning the executives’ long-term interests with those of our shareholders; and

•	Retaining high-performing executives.

In the Compensation Discussion and Analysis and Compensation Tables beginning on page 28, we have provided a detailed description of our executive compensation programs, including the philosophy underpinning the programs, the elements of our programs and the compensation of our named executive officers. We encourage our shareholders to read these sections before deciding how to vote on this proposal.

This advisory resolution, commonly known as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Human Resources Committee will review and consider the voting results when evaluating our executive compensation program.

The Board has adopted a policy of providing for annual say-on-pay advisory votes. The next say-on-pay advisory vote will occur at the Company’s 2016 Annual Meeting of Shareholders.

Verizon 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Human Resources Committee

Clarence Otis, Jr., Chairperson

Richard Carrión

Melanie Healey

Gregory Wasson

Dated: March 4, 2015

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Executive Summary

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources Committee of the Board of Directors oversees the development and implementation of the total compensation program for Verizon’s named executive officers. The CEO’s compensation is determined by the independent members of the Board after receiving the Committee’s recommendation, and references to the Committee in this section with respect to the CEO’s compensation reflect that process.

FOR 2014, VERIZON’S NAMED EXECUTIVE OFFICERS WERE:

LOWELL C. MCADAM	Chairman and Chief Executive Officer

FRANCIS J. SHAMMO	Executive Vice President and Chief Financial Officer

DANIEL S. MEAD	Executive Vice President and President of Strategic Initiatives*

JOHN G. STRATTON	Executive Vice President and President of Operations*

RANDAL S. MILCH	Executive Vice President*

*	Mr. Mead served as Executive Vice President and President and CEO – Verizon Wireless until February 17, 2015. Mr. Stratton served as Executive Vice President and President – Global Enterprise and Consumer Wireline until February 17, 2015. Mr. Milch served as Executive Vice President—Public Policy and General Counsel until December 31, 2014.

Executive Summary

2014 Company Performance: Verizon is the largest wireless company in America as measured by the number of wireless customers and total revenues. Our strategy is to build on the strength of our networks as platforms for future growth and innovation. To that end, in 2014 we focused on the growing areas of our business — mobility, broadband, video and security. We also achieved a strategic milestone, obtaining sole ownership of Verizon Wireless, which will enable us to better leverage our assets and capabilities across our businesses going forward. With that acquisition, Verizon became the 10th largest company among the Related Dow Peers (defined below) in terms of market capitalization. Our experienced management team delivered strong results in 2014 in an increasingly competitive environment through solid execution on our strategic initiatives and disciplined focus on our financial objectives.

1	A reconciliation of non-GAAP measures to the most directly comparable GAAP measures can be found in Appendix A to this proxy statement.

2014 Performance Payouts: Based on Verizon’s financial performance in 2014, the 2014 short-term incentive award was paid at 95% of its targeted level, and based on Verizon’s total shareholder return and free cash flow over the past three years, the performance stock units granted in connection with the 2012-2014 long-term incentive award vested at 79% of the targeted level.

COMPENSATION DISCUSSION AND ANALYSIS  |  Executive Summary

KEY 2014 COMPENSATION ACTIONS

•	Changes to salaries and incentive opportunities: Based on an analysis of market data, named executive officers received base salary increases. These base salary increases were designed, when considered in light of the executives’ total compensation packages, to maintain the market competitiveness of each executive’s total compensation opportunity, taking into account each executive’s experience, tenure and job responsibilities following our acquisition of sole ownership of Verizon Wireless. In addition, to further emphasize performance-based incentive pay and compensate our executive officers at levels commensurate with Verizon’s position in the market, Mr. McAdam’s target annual long-term incentive opportunity, expressed as a percentage of base salary, was increased from 625% to 750%, and the target annual short-term incentive opportunity for the other named executive officers, expressed as a percentage of base salary, was increased from 110% to 150%.

•	Changes in short-term metrics: The Committee rebalanced the weightings of the financial metrics for the 2014 short-term incentive program. Consistent with Verizon’s strategic plan, the Committee adjusted the weightings of the financial measures from 2013 to place a greater emphasis on free cash flow given the importance of cash generation and debt reduction following the acquisition of sole ownership of Verizon Wireless. In addition, it introduced a sustainability measure reflecting Verizon’s commitment to reducing the environmental impact of our operations.

HIGHLIGHTS OF EXECUTIVE COMPENSATION PROGRAM

Our commitment to industry-leading compensation and governance practices is reflected in the design of our compensation program. Some of these elements include:

PAY FOR PERFORMANCE

•   Approximately 90% variable, incentive-based pay — comprised of an annual cash incentive based on achieving pre-established performance goals and a long-term equity-based incentive award that has a three-year performance period

•   No guaranteed pension or supplemental retirement benefits since 2006

ROLE OF RELATED DOW PEER GROUP	• Same peer group (Related Dow Peers) is used to benchmark total compensation opportunity and evaluate long-term performance, providing consistency and transparency to shareholders

COMPENSATION AND RISK MITIGATION

•   Compensation program is designed to encourage executives to appropriately balance risk and reward consistent with the Company’s enterprise business risk management program

•   Clawback policy enables us to recapture and cancel incentive payments received by executives who engaged in financial misconduct

•   Anti-hedging policy applies to employees who receive equity-based incentive awards

SHAREHOLDER OUTREACH

•   Outreach program allows institutional shareholders to provide ongoing input on Verizon’s executive compensation program and policies in addition to the feedback we receive from the annual say-on-pay vote

COMPENSATION DISCUSSION AND ANALYSIS  |  Peer Group Selection and the Role of Benchmarking

Peer Group Selection and the Role of Benchmarking

The Committee believes that it is a best practice to use the same peer group to benchmark executive pay opportunities and to evaluate Verizon’s relative stock performance under its long-term incentive plan. For these purposes, the Committee uses a single peer group that includes the 29 companies (other than Verizon) in the Dow Jones Industrial Average, plus Verizon’s four largest industry competitors that are not included in the Dow Jones Industrial Average. These 33 companies are referred to as the Related Dow Peers. The Committee believes that this group of companies is appropriate for the dual purpose of benchmarking executive pay opportunities and evaluating relative stock performance under the long-term incentive plan because it is comprised of companies similar to us in market capitalization, net income, revenue and total employees that are included in an established and recognizable index, as well as Verizon’s four other largest industry competitors. These companies represent Verizon’s primary competitors for executive talent and investor dollars. Moreover, this peer group is self-adjusting so that changes in the companies included in the Dow Jones Industrial Average are also reflected in the Related Dow Peers over time. For this reason, the Committee believes that use of the Related Dow Peers provides a consistent measure of Verizon’s performance and makes it easier for shareholders to understand, evaluate and monitor Verizon’s compensation program.

The Committee evaluates whether the compensation opportunities for executives are appropriate and competitive by comparing each named executive officer’s total compensation opportunity — which represents the sum of the executive’s base salary and target award amounts under the short-term and long-term incentive plans — to the total compensation opportunities for executives in comparable positions at peer companies. The Committee references the 50th percentile of the Related Dow Peers when making this comparison, although the total compensation opportunity may be above or below the 50th percentile depending upon the tenure and overall level of responsibility of a particular executive. The Committee believes that this is an appropriate targeted level of total compensation opportunity because of Verizon’s size relative to the Related Dow Peers. Actual total compensation may fall above or below the targeted opportunity based on annual and long-term performance results.

RELATED DOW PEER INFORMATION

The following chart shows the companies included in the Related Dow Peers for 2014 compensation purposes, their market capitalization as of December 31, 2014 as reported by Bloomberg, and net income attributable to the company, revenue and total number of employees as of each company’s most recent fiscal year-end as reported in SEC filings.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Peer Group Selection and the Role of Benchmarking

RELATED DOW PEER INFORMATION
Company	Market Capitalization ($ Millions)	Net Income Attributable to the Company ($ Millions)	Revenue ($ Millions)	Total Employees
3M	105,299	4,956	31,821	89,800
American Express	96,266	5,885	35,999	54,000
AT&T	174,231	6,224	132,447	243,620
Boeing	92,667	5,446	90,762	165,500
Caterpillar	55,412	3,695	55,184	114,233
CenturyLink	22,589	772	18,031	45,000
Chevron	212,068	19,241	200,494	64,700
Cisco Systems	142,234	7,853	47,142	74,042
Coca-Cola	184,928	7,098	45,998	129,200
Comcast	149,264	8,380	68,775	139,000
Du Pont (E.I.)	66,986	3,625	34,723	63,000
Exxon Mobil	391,482	32,520	394,105	75,300
General Electric	253,766	15,233	148,589	305,000
Goldman Sachs Group	87,261	8,477	40,085	34,000
Home Depot	138,332	6,345	83,176	365,000
IBM	158,781	12,022	92,793	379,592
Intel	175,462	11,704	55,870	106,700
Johnson & Johnson	292,703	16,323	74,331	126,500
JPMorgan Chase	233,936	21,762	102,102	241,359
McDonald’s	91,189	4,758	27,441	420,000
Merck	161,901	11,920	42,237	70,000
Microsoft	382,881	22,074	86,833	128,000
Nike	82,834	2,693	27,799	56,500
Pfizer	196,265	9,135	49,605	78,300
Procter & Gamble	246,136	11,643	83,062	118,000
Sprint Corporation	16,417	(1,860)	16,891	38,000
Time Warner Cable	42,652	2,031	22,812	54,800
Travelers	35,078	3,692	27,162	30,200
UnitedHealth Group	97,025	5,619	130,474	170,000
United Technologies	104,841	6,220	65,100	211,500
VISA Inc.	162,178	5,438	12,702	9,500
Wal-Mart	276,808	16,363	485,651	2,200,000
Walt Disney	159,719	7,501	48,813	180,000
Verizon	194,124	9,625	127,079	177,300

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  The Role of Say-on-Pay and Shareholder Outreach

The Role of Say-on-Pay and Shareholder Outreach

In 2014, we engaged in discussions with institutional investors representing almost one quarter of our outstanding shares in connection with our semiannual shareholder outreach program. In these sessions, our investors continued to support our overall compensation philosophy and program, believing it to be well-structured and aligned with performance. Feedback from these investor discussions was provided to the Committee.

In addition, the Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation — a “say-on-pay.” At our Annual Meeting of Shareholders in May 2014, approximately 94% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Committee believes that there is strong shareholder support for the Company’s executive compensation programs based on the investor feedback from our outreach sessions, our say-on-pay vote at our 2014 Annual Meeting and the history of strong shareholder support in prior say-on-pay votes. As a result, the Committee continued to apply the same effective principles and philosophies applied in prior years (highlighted above and described more fully below) when making compensation decisions for 2014.

Independent Compensation Consultant

The Committee has retained Pearl Meyer & Partners as its compensation consultant (Consultant) based on its experience representing large corporations and its independence. More information regarding the Committee’s determination of the Consultant’s independence and the role and function of the Consultant may be found beginning on page 10.

Compensation Objectives and Elements of Compensation

COMPENSATION OBJECTIVES

Verizon’s compensation program is designed to:

•	Align executives’ and shareholders’ interests through the use of performance-based compensation; and

•	Attract, retain and motivate high-performing executives.

To promote a performance-based culture that further links the interests of management and shareholders, the Committee has developed a compensation program that:

•	Focuses extensively on variable, performance-based compensation, with fixed compensation in the form of base salary constituting only approximately 10% of each executive’s total compensation opportunity; and

•	Does not include guaranteed defined benefit pension and supplemental pension benefits.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Compensation Objectives and Elements of Compensation

In establishing the mix of incentive pay used in the Company’s pay-for-performance program, the Committee balances the importance of meeting the Company’s short-term business goals with the need to create shareholder value over the longer term. To that end:

•	Long-term target compensation opportunities are more than two times the annual target compensation opportunities.

•	The Company’s long-term incentive program features three-year performance cycles with awards that include performance stock units (PSUs) subject to both performance-based and time-based vesting requirements and, to encourage high-performing executives to remain with the Company, restricted stock units (RSUs) that vest based on the executive’s continued employment through the end of the three-year performance cycle.

ELEMENTS OF COMPENSATION

The Committee determines the appropriate balance between fixed and variable pay elements, short- and long-term pay elements and cash and equity-based pay elements when setting total compensation at competitive levels.

Pay Element	Characteristics	Primary Objective

BASE SALARY	Annual fixed cash compensation	Attract and retain high-performing and experienced executives

SHORT-TERM INCENTIVE (STI) OPPORTUNITY	Annual variable cash compensation based on the achievement of annual performance measures	Incentivize executives to achieve challenging short-term performance goals

LONG-TERM INCENTIVE (LTI) OPPORTUNITY	Long-term variable equity awards granted annually as a combination of PSUs and RSUs	Align executives’ interests with those of shareholders to grow long-term value and retain executives

The Committee references the 50th percentile of the Related Dow Peers to benchmark the total compensation opportunity of each of our named executive officers. While the Committee does not benchmark each element of a named executive officer’s total compensation opportunity, it does review market data with respect to the mix of annual cash and long-term equity components for similarly situated executives among the Related Dow Peers.

COMPENSATION MIX

The Committee has determined that a substantial majority of each named executive officer’s total compensation opportunity should be variable and performance-based in order to emphasize a performance-based culture. Accordingly, for 2014, the Committee determined in its business judgment to allocate approximately 10% of each executive’s total compensation opportunity in the form of base salary, approximately 20% in the form of short-term incentive, and approximately 70% in the form of long-term incentive.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  2014 Annual Base Salary

The following chart illustrates the approximate allocation of the named executive officers’ 2014 total compensation opportunity between variable, performance-based elements and fixed pay:

The named executive officers are also eligible to receive medical, disability and savings plan benefits that are generally provided to all management employees, as well as certain other benefits that are described under “Other Elements of the Total Compensation Program” beginning on page 43.

2014 Annual Base Salary

To determine an executive’s base salary, the Committee, in consultation with the Consultant, reviews the pay practices of the Related Dow Peers for comparable positions and considers the executive’s experience, tenure and the scope of the executive’s responsibility, as well as internal pay equity. In particular, the Committee focuses on how base salary levels may impact the market competitiveness of an executive’s total compensation opportunity. The Committee also discusses its assessment of the other named executive officers with the CEO. Based on its assessment, the Committee approved a base salary increase in 2014 of 6.7% for Mr. McAdam, 6.5% for Mr. Shammo, 5.6% for Mr. Mead, 10.3% for Mr. Stratton and 8.2% for Mr. Milch. These increases were designed, when considered in light of the executives’ total compensation packages, to maintain the market competitiveness of each executive’s total compensation opportunity, taking into account each executive’s experience, tenure and job responsibilities following our acquisition of sole ownership of Verizon Wireless. The Committee determined the adjustments were appropriate to provide a total compensation opportunity that more closely approximates the 50th percentile for comparable executives within the Related Dow Peers, while maintaining a compensation mix with approximately 10% of each named executive officer’s total compensation opportunity in the form of base salary.

2014 Short-Term Incentive Compensation

The Verizon Short-Term Incentive Plan (Short-Term Plan) motivates executives to achieve challenging short-term performance goals. Each year, the Committee establishes the potential value of the opportunities under the Short-Term Plan, as well as the performance targets required to achieve these opportunities.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  2014 Short-Term Incentive Compensation

The Committee sets the values of the Short-Term Plan award opportunities as a percentage of an executive’s base salary based on the scope of the executive’s responsibilities and on the competitive pay practices of the Related Dow Peers. These award opportunities are established at threshold, target and maximum levels. The Short-Term Plan award opportunities at the threshold, target and maximum levels for each of the named executive officers are shown in the Grants of Plan-Based Awards table on page 49.

The following table shows the 2014 Short-Term Plan target award opportunity for each of the named executive officers:

2014 SHORT-TERM PLAN TARGET AWARD OPPORTUNITY

Named Executive Officer	As a Percentage of Base Salary	As a Dollar Value

Mr. McAdam	250%	$4,000,000

Mr. Shammo	150%	$1,237,500

Mr. Mead	150%	$1,425,000

Mr. Stratton	150%	$1,200,000

Mr. Milch	150%	$1,087,500

The 2014 target award opportunity for Mr. McAdam, expressed as a percentage of his base salary, did not increase from the target level established for his 2013 award opportunity. For our named executive officers other than the CEO, the 2014 target award opportunity was increased from 110% to 150% of their respective base salaries. The Committee determined that these adjustments were appropriate to provide a total compensation opportunity that more closely approximates the 50th percentile for comparable executives within the Related Dow Peers, while maintaining a compensation mix with each executive’s target annual short-term incentive representing approximately 20% of the executive’s total compensation opportunity. The extent to which the named executive officers earn the targeted Short-Term Plan award is based on Verizon’s performance against measures established by the Committee at the beginning of the year.

ANNUAL PERFORMANCE MEASURES

The Committee reviews and establishes the performance measures for the Short-Term Plan each year to help ensure that the program design appropriately motivates executives to achieve challenging financial and operational performance goals that are consistent with Verizon’s strategic plan.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  2014 Short-Term Incentive Compensation

In the first quarter of 2014, the Committee reviewed and approved the performance measures for the 2014 Short-Term Plan. Consistent with 2013, the Short-Term Plan award opportunities were based primarily on achieving specific goals under three Company-wide financial and operating performance measures — adjusted earnings per share (EPS), total revenue and free cash flow — which were selected to reflect the Company’s strategic goals of encouraging profitable operations, overall growth in the Company and efficient use of capital.

The 2014 performance measures, along with the weighting ascribed to each, are shown below as a percentage of the total Short-Term Plan award opportunity at target level performance.

Consistent with Verizon’s strategic plan, when the Committee approved the 2014 performance measures, it adjusted the weightings of the financial measures from 2013 to place a greater emphasis on free cash flow given the importance of cash generation and debt reduction following the acquisition of sole ownership of Verizon Wireless. In addition, it introduced a sustainability measure reflecting Verizon’s commitment to reducing the environmental impact of our operations. The Committee believes that these performance measures are appropriate to incentivize the Company’s executives to achieve outstanding short-term results and, at the same time, help build long-term value for shareholders. The 2014 measures are described in detail below.

Adjusted EPS

TARGET RANGE: $3.37—$3.46

The Committee views adjusted EPS as an important indicator of Verizon’s success in delivering shareholder value. The Committee assigns the greatest weight to adjusted EPS in determining awards under the Short-Term Plan because this measure is broadly used and recognized by investors as a key indicator of Verizon’s ongoing operational performance and the Company’s profitability. Adjusted EPS excludes non-operational items, including, but not limited to, impairments and gains and losses from divestitures, business combinations, changes in accounting principles, the net impact of pension and post-retirement benefit costs, extraordinary items and restructurings. As a result, adjusted EPS is not positively or negatively impacted from period to period by these types of items, so the Committee believes it better reflects the relative success of the Company’s ongoing business.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  2014 Short-Term Incentive Compensation

Free Cash Flow

TARGET RANGE: $12.1 billion to $13.7 billion

The Committee views consolidated free cash flow as another important indicator of Verizon’s success in delivering shareholder value, because investors often use it in their equity valuation models. Free cash flow is calculated by subtracting capital expenditures from cash flow from operations. The Committee believes that this measure is meaningful because Verizon’s businesses require significant capital investment, and the level of free cash flow reflects how efficiently the Company is managing its capital expenditures. Free cash flow also indicates the amount of cash that the Company has available to return to shareholders in the form of dividends and to reduce its outstanding debt. We consider both of these to be important goals, especially in light of the additional debt incurred when we acquired sole ownership of Verizon Wireless, as reflected by the heavier weighting of the free cash flow measure for 2014 as compared to 2013.

Total Revenue

TARGET RANGE: $125.1 billion to $126.5 billion

The Committee views consolidated total revenue as an important indicator of the Company’s growth and success in managing its capital investments. This measure also reflects the level of penetration of Verizon’s products and services in key markets.

Diversity and Sustainability

TARGETS: Increase number of U.S. - based minority and female employees year-over-year; direct at least 9.2% of our overall supplier spending to minority- and female-owned firms; reduce our carbon intensity by at least 3% compared to the prior year

We are committed to promoting diversity among our employees and to recognizing and encouraging the contribution of diverse business partners to the Company’s success. We are also committed to reducing the environmental impact of our operations. Our connected solutions empower industries and institutions to transform the way they work by making them more efficient, and creating smarter systems. We have incorporated many of these solutions in our own business to support our goal of cutting Verizon’s carbon intensity — carbon emissions produced per terabyte of data flowing through our networks — in half by 2020. To reflect these important commitments, the 2014 performance measures include a new diversity and sustainability measure. For 2014, the Committee determined that the diversity target would be measured by the number of U.S. - based minority and female employees across the enterprise compared to the prior year and the levels of the Company’s spending with minority- and female-owned or operated suppliers. The Committee also determined that the sustainability target would be measured by reduction in the carbon intensity of our operations compared to the prior year.

The achievement of the Short-Term Plan award opportunity with respect to each performance measure varies depending on the Committee’s assessment of the Company’s performance with respect to that measure.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Long-Term Incentive Compensation

In addition, no awards will be paid under the Short-Term Plan if Verizon’s return on equity (ROE) for the plan year, based on adjusted net income, does not exceed 8%, even if some or all of the other performance measures are achieved. The Short-Term Plan provides for performance measures to be determined on an adjusted basis to mitigate the impact of certain types of events not contemplated at the time the performance measures were set, such as significant transactions, changes in legal or regulatory policy and other non-operational items.

2014 COMPANY RESULTS COMPARED AGAINST ANNUAL PERFORMANCE MEASURES

Verizon’s 2014 results1 included:

•  ROE of 22.6%[2]

•  Adjusted EPS of $3.35 (slightly below target range)

•  Consolidated total revenue of $127.1 billion
(slightly above target range)

•  Consolidated free cash flow of $13.4 billion
(at target range)

•  An increase in the number of U.S. - based minority and female employees over the prior year (at target performance)

• Over 9.2% of our overall supplier spending directed to minority- and female-owned firms (above target performance)

•  Reduction in carbon intensity of 3.4% (above target performance)

1	A reconciliation of non-GAAP measures to the most directly comparable GAAP measures may be found in Appendix A
2	Adjusted from reported ROE of 72.9% in accordance with the terms of the Short-Term Plan to address the impact of the transaction to acquire sole ownership of Verizon Wireless

2014 Short-Term Plan Award. After considering the level of performance with respect to each performance measure, and applying its business judgment based on an assessment of the level of achievement of each goal individually and collectively, the Committee determines the final Short-Term Plan award as a percentage of the target level for all executives. For 2014, this payout percentage was determined to be 95% of the target level. The following table shows the amount of the Short-Term Plan awards paid to each named executive officer.

Named Executive Officer	Actual 2014 Short-Term Plan Award ($)

Mr. McAdam	3,800,000

Mr. Shammo	1,175,625

Mr. Mead	1,353,750

Mr. Stratton	1,140,000

Mr. Milch	1,033,125

Long-Term Incentive Compensation

The Verizon Long-Term Incentive Plan (Long-Term Plan) is intended to align executives’ and shareholders’ interests and reward participants for creating long-term shareholder value. The Committee believes it is

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Long-Term Incentive Compensation

important to establish a performance cycle under the Long-Term Plan that is longer than one year in order to meaningfully evaluate the performance of long-term strategies and the effect on value created for shareholders. Based on this consideration, and applying its business judgment, the Committee determined that a three-year performance cycle for the Long-Term Plan awards is appropriate.

For the past 10 years, the Long-Term Plan awards have consisted of PSUs and RSUs. The value of each PSU or RSU is equal to the value of one share of Verizon common stock. The Committee generally establishes an executive’s Long-Term Plan award opportunity as a percentage of base salary and determines the number of PSUs and RSUs to be awarded based on the stock price on the grant date. The Committee assumes the executive will earn 100% of the PSUs and RSUs awarded for purposes of determining his or her total compensation opportunity. PSUs and RSUs accrue dividend equivalents that are deemed to be reinvested in PSUs and RSUs, respectively. The dividend equivalents are paid only to the extent that the PSUs or RSUs are earned.

The number of PSUs actually earned and paid is determined based upon Verizon’s achievement of pre-established performance goals over the three-year performance cycle, with the ultimate value of each PSU based on the closing price of Verizon’s common stock on the last trading day of the year in which the performance cycle ends. As a result, PSUs provide a strong incentive to executives to deliver value to Verizon’s shareholders. RSUs vest and are paid based on the executive’s continued employment with the Company through the end of the three-year award cycle, providing a retention incentive as well as a performance link as the value of the award depends on Verizon’s stock price.

Consistent with the three prior award cycles, the 2014 PSUs are payable in cash and the 2014 RSUs are payable in Verizon shares. The Committee believes that paying PSUs in cash and RSUs in shares creates an appropriate balance between the potential shareholder dilution from paying awards in shares and cash flow considerations. Both types of awards further align executives’ interests with those of Verizon’s shareholders because an award’s ultimate value is tied to the value of Verizon’s common stock. In addition, paying the 2014 RSU awards in shares is consistent with Verizon’s policy of requiring a significant level of equity ownership by our named executive officers.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Long-Term Incentive Compensation

2014 LONG-TERM PLAN AWARD OPPORTUNITIES

Consistent with the 2012 and 2013 awards, each of the named executive officers received 60% of their 2014 Long-Term Plan award in the form of PSUs and 40% in the form of RSUs. Two-thirds of the PSUs are eligible to vest based on Verizon’s relative total shareholder return (TSR) performance and one-third is eligible to vest based on Verizon’s cumulative free cash flow. This approach encourages the retention of the Company’s highly-qualified executive team and drives executives to deliver superior TSR performance and create free cash flow.

The Committee generally establishes an executive’s Long-Term Plan target award opportunity as a percentage of the executive’s base salary. The 2014 target award opportunities for each of the named executive officers are shown in the table below. For named executive officers other than Mr. McAdam, the target award opportunities increased over their 2013 target award opportunities solely as a result of their base salary increases identified above (i.e., their target award opportunities, expressed as a percentage of their base salaries, did not change.) For Mr. McAdam, the Committee increased the 2014 target award opportunity from 625% to 750% of Mr. McAdam’s base salary to further emphasize performance-based incentive pay and to reflect Verizon’s position in the market. The Committee sets the award levels to provide a total compensation opportunity that approximates the 50th percentile for comparable executives within the Related Dow Peers, while maintaining a compensation mix with each executive’s target annual Long-Term Plan award opportunity representing approximately 70% of that executive’s compensation opportunity. The target award opportunity for an executive is allocated between PSUs and RSUs as noted above, and the target award opportunity allocated to each type of award is converted into a target number of shares using the closing price of Verizon’s common stock on the grant date.

The following table shows the target value of the 2014 Long-Term Plan awards granted to the named executive officers.

2014 LONG-TERM PLAN TARGET AWARD OPPORTUNITY

Named Executive Officer	As a Percentage of Base Salary	As a Dollar Value

Mr. McAdam	750%	$12,000,000

Mr. Shammo	525%	$4,331,250

Mr. Mead	525%	$4,987,500

Mr. Stratton	525%	$4,200,000

Mr. Milch	500%	$3,625,000

TERMS OF 2014 PSU AWARDS

•	Two-thirds of the PSUs awarded are eligible to vest based on Verizon’s TSR as compared to the TSR of the companies in the Related Dow Peers, as that group was constituted on the grant date of the award, over the 2014-2016 performance cycle.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Long-Term Incentive Compensation

• One-third of the PSUs awarded is eligible to vest based on Verizon’s cumulative free cash flow over the 2014-2016 performance cycle compared to the performance targets established by the Committee at the beginning of the performance cycle.

Total Shareholder Return Metric. Two-thirds of the PSUs will vest based on relative TSR performance (TSR PSUs). The accompanying chart shows the percentage of the TSR PSUs awarded for the 2014-2016 performance cycle that will vest based on Verizon’s relative TSR position compared with the companies in the Related Dow Peers as constituted on the date the award was granted. Verizon’s TSR during the performance cycle must rank at least 15th — the 58th percentile — among the Related Dow Peers for 100% of the target number of TSR PSUs to vest, meaning Verizon must achieve above median TSR PSU performance for target vesting. The maximum number of TSR PSUs (200% of target) will vest only if Verizon’s TSR during the three-year performance cycle ranks among the top four companies in the Related Dow Peers — the 91st percentile or higher. If Verizon’s TSR during the three-year performance cycle ranks below 25th — approximately the 27th percentile — of the companies in the Related Dow Peers, none of the TSR PSUs will vest.

Free Cash Flow Metric. One-third of the PSUs will vest based on Verizon’s cumulative free cash flow (FCF PSUs). The percentage of the FCF PSUs awarded for the 2014-2016 performance cycle that will vest is based on the extent to which Verizon’s cumulative FCF over the performance cycle meets or exceeds the cumulative FCF performance levels set by the Committee at the beginning of the performance cycle. FCF is calculated by subtracting capital expenditures from cash flow from operations, and is subject to adjustment to eliminate the financial impact of significant transactions, changes in legal or regulatory policy and other extraordinary items.

The cumulative FCF target for the 2014-2016 performance cycle was set at a level that the Committee believes may be challenging in light of the business environment, but attainable. The number of FCF PSUs that will vest ranges from 0% if actual performance is below the threshold level to 200% if actual performance is at or above the maximum cumulative FCF level. The number of FCF PSUs that will vest in between the threshold and maximum performance levels will be determined by linear interpolation between vesting percentage levels.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Long-Term Incentive Compensation

2012 PSU AWARDS EARNED IN 2014

With respect to the PSUs awarded in 2012, the Committee determined the number of PSUs that vested for a participant based on the level of achievement of two performance metrics over the three-year performance cycle:

•	Two-thirds of the PSUs awarded were eligible to vest based on Verizon’s TSR ranking for the 2012-2014 performance cycle relative to the Related Dow Peers as constituted on the date the award was granted.

•	One-third of the PSUs awarded was eligible to vest based on Verizon’s cumulative free cash flow over the 2012-2014 performance cycle compared to the performance targets set by the Committee at the beginning of the three-year cycle.

2012 TSR PSUs. The percentage of TSR PSUs awarded for the 2012-2014 performance cycle that would vest at each different level of Verizon’s relative TSR positioning compared with the companies in the applicable Related Dow Peers was identical to the percentage at each performance level for the 2014-2016 grant shown on the prior page.

Over the three-year performance cycle ending December 31, 2014, Verizon’s TSR ranked 22nd among the Related Dow Peers, which was below the median of the group, resulting in a vesting percentage of 53%.

2012 FCF PSUs. The following shows the percentage of FCF PSUs awarded for the 2012-2014 performance cycle that would vest based on Verizon’s cumulative free cash flow over the 2012-2014 performance cycle at different performance levels:

Verizon’s Cumulative Free Cash Flow (in billions)	Percentage of Awarded FCF PSUs that Vest[1]

Greater than $61.0	200%

$57.0	150%

$53.0	100%

$44.0	50%

Less than $44.0	0%

1	For achievement between the stated percentages, vesting is determined by linear interpolation.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Other Elements of the Total Compensation Program

At the time the award was granted, the Committee provided for free cash flow to be determined on an adjusted basis to preserve the incentives intended at the time the award was granted and to mitigate the impact of certain types of events not contemplated by our 2012-2014 financial plan, such as significant transactions, changes in legal or regulatory policy and other non-operational items. In accordance with this adjustment methodology, the Committee determined that Verizon’s cumulative free cash flow over the performance period was $55.5 billion, which resulted in a vesting percentage of 132%. The adjustments made to free cash flow in reaching this determination, all of which were required as a result of the transaction to acquire sole ownership of Verizon Wireless — a transaction not contemplated when the FCF PSU targets were set — are set forth in Appendix A. The adjustments reflect the cumulative impact of a net increase in interest expense arising from the additional debt incurred to fund the transaction; an increase in taxes paid by the Company due to the fact that after the transaction, the Company was required to include 100% of the income of Verizon Wireless in its gross income; and decreased cash flows from dividends as a result of the sale of the Company’s interest in Vodafone Omnitel.

The Committee noted that after acquiring sole ownership of Verizon Wireless, and after paying dividends on the shares issued in the transaction, the Company had access to more cash to return to shareholders or reduce debt than it did prior to the transaction, even though free cash flow, as defined for purposes of the Long-Term Plan, was reduced by the transaction.

2014 PSU Payout. As a result of these achievements, in the first quarter of 2015 the Committee approved a payment to all participants, including the named executive officers, of 79% of the PSUs awarded for the 2012 - 2014 performance cycle, which represents the weighted average of the two vesting percentages described above, plus dividend equivalents credited on those vested PSUs.

Other Elements of the Total Compensation Program

The Company also provides the named executive officers with limited additional benefits as generally described below. None of the named executive officers is eligible for any tax gross-up payment in connection with any of these benefits, including with respect to excise tax liability arising from any Internal Revenue Code Section 280G excess parachute payments.

PERSONAL BENEFITS

Transportation. The Company provides limited aircraft and ground transportation benefits to enhance the safety and security of certain named executive officers. These transportation benefits also serve business purposes, such as allowing the executive to attend to confidential business matters while in transit.

Executive Life Insurance. The Company offers the named executive officers and other executives the opportunity to participate in an executive life insurance program in lieu of participating in the Company’s basic and supplemental life insurance programs. The executives who elect to participate in the executive life insurance program own the life insurance policy, and the Company provides an annual cash payment to the executives to defray a portion of the annual premiums.

Financial Planning. The Company provides a voluntary Company-sponsored financial planning benefit program for the named executive officers and other executives.

For additional information on these benefits, see footnote 4 to the Summary Compensation Table on page 48.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Other Elements of the Total Compensation Program

RETIREMENT BENEFITS

In 2006, the Committee determined that guaranteed pay in the form of pension and supplemental executive retirement benefits was not consistent with the Company’s pay-for-performance culture. Accordingly, effective June 30, 2006, Verizon froze all future pension accruals under its management tax-qualified and supplemental defined benefit retirement plans. These legacy retirement benefits that were previously provided to certain named executive officers are described in more detail under the section titled “Pension Plans” beginning on page 51.

During 2014, all of Verizon’s named executive officers were eligible to participate in the Company’s tax-qualified and nonqualified retirement savings plans. These plans are described in the section titled “Defined Contribution Savings Plans” beginning on page 54.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The Committee believes that maintaining a competitive level of separation benefits is appropriate as part of an overall program designed to attract, retain and motivate the highest-quality management team. However, the Committee does not believe that named executive officers should be entitled to receive cash severance benefits merely because a change in control occurs. Therefore, the payment of cash severance benefits is triggered only by an actual or constructive termination of employment.

The Company was not a party to any employment agreement with any of the named executive officers in 2014. All senior managers of the Company (including all named executive officers except Mr. McAdam) are eligible to participate in the Verizon Senior Manager Severance Plan, which provides certain separation benefits to participants whose employment is involuntarily terminated without cause. Mr. McAdam is not eligible to participate in the Senior Manager Severance Plan and is not eligible for cash severance benefits upon a termination.

The Senior Manager Severance Plan is generally consistent with the terms and conditions of Verizon’s broad-based severance plan for management employees other than senior managers. Under the Senior Manager Severance Plan, if a participant has been involuntarily terminated without cause (or, in the case of a named executive officer, if the independent members of the Board determine that there has been a qualifying separation), the participant is eligible to receive a lump-sum cash separation payment equal to a multiple of his or her base salary plus target short-term incentive opportunity, along with continuing medical coverage for the applicable severance period. To the extent that a senior manager is eligible for severance benefits under any other arrangement, that person is not eligible for any duplicative benefits under the severance plan. The plan does not provide for any severance benefits based upon a change in control of the Company.

Under the plan, the named executive officers (other than Mr. McAdam) are eligible to receive a cash separation payment equal to two times the sum of their base salary and target short-term incentive opportunity. Other senior manager participants are eligible to receive a cash separation payment based on a formula equal to between 0.75 and two times the sum of their base salary and target short-term incentive opportunity, depending on their position at the time of separation. To be eligible for any severance benefits, participants must execute a release of claims against Verizon in the form satisfactory to Verizon and agree not to compete or interfere with any Verizon business for a period of one year after their separation.

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Selected Compensation Policies

Consistent with the Committee’s belief that named executive officers should not be entitled to receive cash severance benefits merely because a change in control occurs, the Long-Term Plan does not allow “single trigger” accelerated vesting and payment of outstanding awards in connection with a change in control. The Long-Term Plan requires a “double trigger” — specifically, if, in the 12 months following a change in control the participant’s employment is terminated without cause, all then-unvested PSUs will fully vest at the target level performance, all then-unvested RSUs will fully vest and PSUs and RSUs (including accrued dividend equivalents) will become payable on the regularly scheduled payment date after the end of the applicable award cycle.

Selected Compensation Policies

STOCK OWNERSHIP GUIDELINES

To further align the interests of Verizon’s management with those of its shareholders, the Committee has approved guidelines that require each named executive officer and other executives to maintain certain stock ownership levels.

•	The CEO is required to maintain share ownership equal to at least seven times base salary.

•	Other named executive officers are required to maintain share ownership equal to at least four times base salary.

•	Executives are also prohibited from short-selling or engaging in any financial activity that would allow them to benefit from a decline in Verizon’s stock price.

In determining whether an executive meets the required ownership level, the calculation includes any shares held by the executive directly or through a broker, shares held through the Verizon tax-qualified savings plan or the Verizon nonqualified savings plan and other deferred compensation plans and arrangements that are valued by reference to Verizon’s stock. The calculation does not include any unvested PSUs or RSUs. Each of the named executive officers is in compliance with the stock ownership guidelines. In addition, none of the named executive officers engaged in any pledging transaction with respect to shares of Verizon’s stock.

RECOVERY OF INCENTIVE PAYMENTS

The Committee believes that it is appropriate for the Company’s compensation plans and agreements to provide for the termination or repayment of certain incentive awards and payments if an executive engages in certain fraudulent or other inappropriate conduct. Accordingly, the Committee has adopted a policy that enables the Company to claw back and cancel certain incentive payments received by an executive who has engaged in financial misconduct. The Committee reviews this policy from time to time and will refine the current policy to take into account any changes in applicable law.

SHAREHOLDER APPROVAL OF CERTAIN SEVERANCE ARRANGEMENTS

The Committee has a policy of seeking shareholder approval or ratification of any new employment or severance agreement with an executive officer that provides for a total cash value severance payment

Verizon 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  |  Tax and Accounting Considerations

exceeding 2.99 times the sum of the executive’s base salary plus Short-Term Plan target opportunity. The policy defines severance pay broadly to include payments for any consulting services, payments to secure a non-compete agreement, payments to settle any litigation or claim, payments to offset tax liabilities, payments or benefits that are not generally available to similarly situated management employees and payments in excess of, or outside, the terms of a Company plan or policy.

Tax and Accounting Considerations

Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a named executive officer (other than a chief financial officer) that exceeds $1 million during the tax year unless it is based upon attaining pre-established performance measures that are set by the company’s compensation committee under a plan approved by the company’s shareholders. The Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including determining when to request shareholder approval of the Verizon incentive plans and when to award compensation that may not qualify for a tax deduction. Compensation paid to the named executive officers under the Short-Term Plan, as well as the PSUs awarded under the Long-Term Plan, are generally intended to meet the performance-based exception for deductibility under the tax laws. However, these rules impose a number of requirements and are subject to change from time to time, sometimes with retroactive effect. There can be no assurance that any compensation will in fact be deductible.

The Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our named executive officers. The Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and its shareholders. The Committee has been advised by management that the impact of the variable accounting treatment required for long-term incentive awards payable in cash (as opposed to fixed accounting treatment for awards that are payable in shares) will depend on future stock performance.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Summary Compensation

COMPENSATION TABLES

Summary Compensation

The following table provides information about the compensation paid to each of our named executive officers in 2012, 2013 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards[1] ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation[2]($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($) (h)	All Other Compensation[4]($) (i)	Total ($) (j)
LOWELL MCADAM Chairman and Chief Executive Officer	2014 2013 2012	1,580,769 1,480,769 1,400,000	0 0 0	12,000,052 9,375,077 8,750,055	0 0 0	3,800,000 4,125,000 3,150,000	75,647 64,886 213,468	850,041 780,874 535,577	18,306,509 15,826,606 14,049,100
FRANCIS SHAMMO Executive Vice President and Chief Financial Officer	2014 2013 2012	815,385 760,577 698,077	0 0 0	4,331,294 4,068,783 3,675,003	0 0 0	1,175,625 937,750 693,000	12,491 10,475 9,004	163,956 163,476 139,841	6,498,751 5,941,061 5,214,925
DANIEL MEAD Executive Vice President and President of Strategic Initiatives*	2014 2013 2012	940,385 880,769 794,231	0 0 0	4,987,527 4,725,020 4,200,026	0 0 0	1,353,750 1,089,000 792,000	160,485 199,644 388,096	236,157 286,634 225,253	7,678,304 7,181,067 6,399,606
JOHN STRATTON Executive Vice President and President of Operations*	2014 2013 2012	785,577 715,385 673,558	0 0 0	4,200,028 3,806,297 3,543,796	0 0 0	1,140,000 877,250 668,250	30,023 37,128 31,776	188,530 139,433 143,629	6,344,158 5,575,493 5,061,009
RANDAL MILCH Executive Vice President*	2014 2013 2012	714,423 666,154 648,077	0 0 0	3,625,034 3,350,006 3,250,020	0 0 0	1,033,125 810,700 643,500	78,798 73,527 58,366	168,948 129,710 125,949	5,620,328 5,030,097 4,725,912

*	Mr. Mead served as Executive Vice President and President and CEO — Verizon Wireless until February 17, 2015. Mr. Stratton served as Executive Vice President and President — Global Enterprise and Consumer Wireline until February 17, 2015. Mr. Milch served as Executive Vice President — Public Policy and General Counsel until December 31, 2014.
1	The amounts in this column reflect the grant date fair value of the PSUs and RSUs computed in accordance with FASB ASC Topic 718 based on the closing price of Verizon’s common stock on the grant date. The grant date fair value of PSUs granted to the named executive officers in the designated year as part of Verizon’s annual long-term incentive award program has been determined based on the vesting of 100% of the nominal PSUs awarded, which is the performance threshold the Company believed was most likely to be achieved under the grants on the grant date. The following table reflects the grant date fair value of these PSUs, as well as the maximum grant date fair value of these awards based on the closing price of Verizon’s common stock on the grant date if, due to the Company’s performance during the applicable performance cycle, the PSUs vested at their maximum level:

	Grant Date Fair Value of PSUs			Maximum Value of PSUs
Name	2012($)	2013($)	2014($)	2012($)	2013($)	2014($)
Mr. McAdam	5,250,033	5,625,037	7,200,041	10,500,066	11,250,074	14,400,082
Mr. Shammo	2,205,002	2,441,260	2,598,767	4,410,004	4,882,520	5,197,534
Mr. Mead	2,520,008	2,835,012	2,992,516	5,040,016	5,670,024	5,985,032
Mr. Stratton	2,126,270	2,283,759	2,520,026	4,252,540	4,567,518	5,040,052
Mr. Milch	1,950,012	2,010,004	2,175,030	3,900,024	4,020,008	4,350,060

2	The amounts in this column for 2014 reflect the 2014 Short-Term Plan award paid to the named executive officers in February 2015 as described beginning on page 34.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Summary Compensation

3	The amounts in this column for 2014 for Messrs. McAdam and Milch reflect the sum of the change in the actuarial present value of the accumulated benefit under the defined benefit plans and the above-market earnings on amounts held in nonqualified deferred compensation plans as follows: $29,965 and $45,682 for Mr. McAdam, and $26,109 and $52,689 for Mr. Milch. Messrs. Shammo and Stratton are not eligible for pension benefits, so amounts shown in this column reflect only above-market earnings for these executives. For 2014 there was a reduction in pension value for Mr. Mead of $32,456 based on the applicable calculation formula. In accordance with SEC rules, because the aggregate change in the actuarial present value of the accumulated benefit under the defined benefit plans was a negative number for 2014, the amount shown in this column for 2014 for Mr. Mead reflects only above-market earnings. Verizon’s defined benefit plans were frozen as of June 30, 2006, and Verizon stopped all future benefit accruals under these plans as of that date. All accruals under the Verizon Wireless pension plan were frozen as of December 31, 2006.
4	The following table provides the detail for 2014 compensation reported in the “All Other Compensation” column:

Name	Personal Use of Company Aircraft[a] ($)	Personal Use of Company Vehicle[b] ($)	Company Contributions to the Qualified Savings Plan ($)	Company Contributions to the Nonqualified Deferral Plan ($)	Company Contributions to the Life Insurance Benefit[c] ($)	Other[d] ($)	All Other Compensation Total ($)
Mr. McAdam	141,123	4,051	23,862	460,986	220,019	0	850,041
Mr. Shammo	0	0	15,712	101,117	37,127	10,000	163,956
Mr. Mead	0	0	23,862	150,218	43,645	18,432	236,157
Mr. Stratton	2,017	0	23,862	119,217	33,434	10,000	188,530
Mr. Milch	0	0	23,862	108,569	26,517	10,000	168,948

a	The aggregate incremental cost of the personal use of a Company aircraft is determined by multiplying the total 2014 personal flight hours by the incremental aircraft cost per hour. The incremental aircraft cost per hour is derived by adding the annual aircraft maintenance costs, fuel costs, aircraft trip expenses and crew trip expenses, and then dividing by the total annual flight hours.
b	The aggregate incremental cost of the personal use of a Company vehicle is determined by (i) calculating the incremental vehicle cost per mile by dividing the annual lease and fuel costs by the total annual miles; (ii) multiplying the total 2014 personal miles by the incremental vehicle cost per mile; and (iii) adding the incremental driver cost (the 2014 driver hours for personal use multiplied by the driver’s hourly rate).
c	Executive life insurance is available to executives on a voluntary basis. Executives who choose to participate in this program are excluded from the basic and supplemental life insurance programs that Verizon provides to management employees. The executive owns the insurance policy and is responsible for paying the premiums. However, Verizon pays each executive an amount, shown in this column, which is equal to a portion of the premium. Executives who choose not to participate in the executive life insurance plan do not receive that payment. For all named executive officers, the executive life insurance policy provides a death benefit equal to two times the sum of the executive’s base salary plus his short-term incentive opportunity at 67% of target level if the executive dies before a designated date. For Messrs. McAdam, Shammo, Mead and Stratton, this date is the latest of the participant’s retirement date, the date on which the participant reaches age 60 or the fifth anniversary of plan participation. For Mr. Milch, this date is the earlier of five years post-retirement or the date on which he reaches age 65.
d	This column represents the total amount of other perquisites and personal benefits provided. These other benefits consist of: (i) for Mr. Mead, financial planning services and personal travel; and (ii) for Messrs. Shammo, Stratton and Milch, financial planning services. The Company provides each of the named executive officers who elect to participate in the financial planning program with a financial planning benefit equal to the Company’s payment for the services, up to $10,000. The aggregate incremental cost of personal travel for Mr. Mead is equal to the direct expense related to his spouse’s attendance at a business event at the request of the Company. These expenses include lodging, ground transportation, meals and other travel-related items.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Plan-Based Awards

Plan-Based Awards

The following table provides information about the 2014 awards granted under the Short-Term Plan and the Long-Term Plan to each named executive officer.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units[4] (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[5] ($) (l)
Name (a)	Type of Award[1]	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Mr. McAdam	STP	—	2,000,000	4,000,000	6,000,000
	PSU	3/7/2014				48,866	152,705	305,410				7,200,041
	RSU	3/7/2014							101,803			4,800,011

Mr. Shammo	STP	—	618,750	1,237,500	1,856,250
	PSU	3/7/2014				17,637	55,117	110,234				2,598,767
	RSU	3/7/2014							36,745			1,732,527

Mr. Mead	STP	—	712,500	1,425,000	2,137,500
	PSU	3/7/2014				20,310	63,468	126,936				2,992,516
	RSU	3/7/2014							42,312			1,995,011

Mr. Stratton	STP	—	600,000	1,200,000	1,800,000
	PSU	3/7/2014				17,103	53,447	106,894				2,520,026
	RSU	3/7/2014							35,631			1,680,002

Mr. Milch	STP	—	543,750	1,087,500	1,631,250
	PSU	3/7/2014				14,762	46,130	92,260				2,175,030
	RSU	3/7/2014							30,753			1,450,004

1	These awards are described in the Compensation Discussion and Analysis beginning on page 28.
2	The actual amount awarded in 2014 was paid in February 2015 and is shown in column (g) of the Summary Compensation Table on page 47.
3	These columns reflect the potential payout range of PSU awards granted in 2014 to our named executive officers in accordance with the Company’s annual long-term incentive award program, as described beginning on page 40. At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target number of units awarded based on Verizon’s relative TSR position as compared with the Related Dow Peers and Verizon’s cumulative free cash flow over the three-year performance cycle as described in more detail beginning on page 40. PSUs and the applicable dividend equivalents are paid only and to the extent that the applicable performance criteria for the award are achieved at the end of the award cycle. When dividends are distributed to shareholders, dividend equivalents are credited on the PSU awards in an amount equal to the dollar amount of dividends on the total number of PSUs credited as of the dividend distribution date and divided by the fair market value of the Company’s common stock on that date.
4	This column reflects the RSU awards granted in 2014 to the named executive officers in accordance with the Company’s annual long-term incentive award program. When dividends are distributed to shareholders, dividend equivalents are credited on the RSU awards in an amount equal to the dollar amount of dividends on the total number of RSUs credited as of the dividend distribution date and divided by the fair market value of the Company’s common stock on that date.
5	This column reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 based on the closing price of Verizon’s common stock on the grant date. For PSUs, the grant date fair value has been determined based on the vesting of 100% of the nominal PSUs awarded, which is the performance threshold the Company believes is the most likely to be achieved under the grants.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Plan-Based Awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested[1,2] (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[1,3] ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[1,4] (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1,5] ($) (j)	Grant Date

Mr. McAdam	0	0	0	0	0	96,906	4,533,263	452,225	21,155,086	8/1/2011
						84,232	3,940,373	32,850	1,536,723	3/8/2013
						105,176	4,920,133	107,280	5,018,558	3/7/2014

Mr. Shammo	0	0	0	0	0	36,557	1,710,136	14,257	666,942	3/8/2013
						37,963	1,775,909	38,721	1,811,368	3/7/2014

Mr. Mead	0	0	0	0	0	42,453	1,985,951	16,557	774,536	3/8/2013
						43,714	2,044,941	44,588	2,085,827	3/7/2014

Mr. Stratton	0	0	0	0	0	34,199	1,599,829	13,337	623,905	3/8/2013
						36,812	1,722,065	37,548	1,756,495	3/7/2014

Mr. Milch	0	0	0	0	0	30,099	1,408,031	11,738	549,104	3/8/2013
						31,772	1,486,294	32,408	1,516,046	3/7/2014

1	In 2011, Mr. McAdam received a special equity award in connection with his appointment as CEO, with 70% of the award opportunity in the form of PSUs and 30% in the form of RSUs, which may become payable after the completion of the five-year performance cycle ending July 31, 2016, provided that Mr. McAdam remains continuously employed, subject to the terms of the award agreements. The award will be settled in shares of Verizon common stock, and Mr. McAdam will be required to hold any shares he receives for at least two years following the vesting date unless he dies or becomes disabled.
2	The annual 2013 and 2014 RSU awards vest on December 31, 2015 and December 31, 2016, respectively. Mr. McAdam’s 2011 special RSU award vests on July 31, 2016. RSUs accrue quarterly dividends that are reinvested into the participant’s account as additional RSUs and will be included in the final RSU payment if the awards vest. This column includes dividend equivalent units that have accrued through December 31, 2014.
3	This column represents the value of the RSU awards listed in column (g) based on a share price of $46.78, the closing price of Verizon’s common stock on December 31, 2014.
4	The annual 2013 and 2014 PSU awards vest on December 31, 2015 and December 31, 2016, respectively. Mr. McAdam’s 2011 special PSU award vests on July 31, 2016, with the number of PSUs that will vest determined based on Verizon’s average annual ROE during the performance cycle in accordance with the terms of the award agreement. PSUs accrue quarterly dividends that are reinvested into the participant’s account as additional PSUs. PSUs and the applicable dividend equivalents are paid if and to the extent that the applicable PSU award vests. As required by SEC rules, the number of units in this column represents the 2013 PSU awards at a 26% vesting percentage, the 2014 PSU awards at a 68% vesting percentage, and Mr. McAdam’s 2011 special PSU Award at a 200% vesting percentage, in each case including accrued dividend equivalents through December 31, 2014 that will be paid to the executives if the awards vest at the indicated levels.
5	This column represents the value of the PSU awards listed in column (i) based on a share price of $46.78, the closing price of Verizon’s common stock on December 31, 2014.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Value Realized from Stock Options and Certain Stock-Based Awards

Value Realized from Stock Options and Certain Stock-Based Awards

The following table reports the value realized from the vesting of the following stock-based awards for the named executive officers:

•	2012 PSUs that vested on December 31, 2014; and

•	2012 RSUs that vested on December 31, 2014.

Based on the Company’s relative TSR as compared with the Related Dow Peers and its cumulative free cash flow over the performance period, the Committee approved a vesting percentage of 79% of the target number of PSU awards granted for the 2012-2014 performance cycle for all participants, including the named executive officers. The values of the 2012 PSU awards upon vesting for Mr. McAdam, Mr. Shammo, Mr. Mead, Mr. Stratton and Mr. Milch were $5,726,185, $2,404,986, $2,748,560, $2,319,112, and $2,126,868, respectively, and the values of the 2012 RSU awards upon vesting for Mr. McAdam, Mr. Shammo, Mr. Mead, Mr. Stratton and Mr. Milch were $4,832,224, $2,029,523, $2,319,478, $1,957,075 and $1,794,826, respectively.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting[1] (#) (d)	Value Realized on Vesting[1,2] ($) (e)
Mr. McAdam	0	0	225,703	10,558,409
Mr. Shammo	0	0	94,795	4,434,509
Mr. Mead	0	0	108,338	5,068,038
Mr. Stratton	0	0	91,411	4,276,187
Mr. Milch	0	0	83,833	3,921,694

1	The amounts include dividend equivalents that were credited on the PSU and RSU awards that vested on December 31, 2014 in accordance with the terms of the awards. The amounts in this column represent the number of shares acquired on vesting multiplied by $46.78, the closing price of Verizon’s common stock on December 31, 2014.
2	The amounts in this column include $304,082 for Mr. Mead that was deferred under the Verizon Executive Deferral Plan in 2015 when the amounts would have otherwise been paid.

Pension Plans

Effective June 30, 2006, Verizon froze all future pension accruals under its management tax-qualified and nonqualified defined benefit pension plans. All accruals under the Verizon Wireless defined benefit retirement plan (tax-qualified and nonqualified) were also frozen as of December 31, 2006. Each of the named executive officers other than Messrs. Shammo and Stratton is eligible for a frozen pension benefit.

Verizon Management Pension Plan and Verizon Excess Pension Plan. The Verizon Management Pension Plan is a tax-qualified defined benefit pension plan and the Verizon Excess Pension Plan is a nonqualified defined benefit pension plan. Messrs. Mead and Milch are eligible for benefits under these plans. Mr. McAdam is not eligible for benefits under either of these plans because he was employed by Verizon Wireless prior to

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Pension Plans

January 1, 2007. Under the Verizon Management Pension Plan and the Verizon Excess Pension Plan, the normal retirement age is age 65 with at least 5 years of service and the early retirement age for unreduced benefits is age 55 with 15 or more years of service, and total age plus years of service equal to at least 75. Messrs. Mead and Milch are eligible for early retirement benefits under the Verizon Management Pension Plan and the Verizon Excess Pension Plan. For Messrs. Mead and Milch, their benefit under the Verizon Excess Pension Plan is based on the cash balance formula noted below, and each of them is vested in the benefit.

Until June 30, 2006, Mr. Milch earned pension benefits under a cash balance formula that provided for retirement pay credits equal to between four and seven percent (depending on age and service) of annual eligible pay for each year of service. Under the cash balance formula, a participant’s account balance is also credited with monthly interest based upon the prevailing market yields on certain U.S. Treasury obligations. Eligible pay under the Verizon Management Pension Plan consisted of the employee’s base salary and the short-term incentive award, up to the IRS qualified plan compensation limit. Pension benefits for all eligible pay in excess of the IRS limit were provided under the Verizon Excess Pension Plan based on the cash balance formula. At the time that the tax-qualified and nonqualified pension plans were frozen to future pension accruals on June 30, 2006, plan participants were provided with a one-time additional 18 months of benefits as a transition matter.

As a former employee of GTE Wireless Incorporated, Mr. Mead earned a pension benefit under the Verizon Management Pension Plan based on the better of two highest average pay formulas. The first formula was based on 1.35% of his average annual eligible pay for the five highest consecutive eligible years of service. The second formula was based on eligible pay for the five highest consecutive eligible years of service and was integrated with social security, with a 1.15% accrual for eligible pay under the social security integration level and a 1.45% accrual above the social security integration level. Both of these formulas were discontinued on May 31, 2004 for former GTE Wireless Incorporated employees employed by Verizon Wireless, and Mr. Mead ceased to accrue a pension under those formulas on May 31, 2004. Effective October 23, 2005, Mr. Mead transferred from Verizon Wireless to Verizon, and he started to again earn a pension under the better of (i) the 1.35% highest average pay formula or (ii) the cash balance formula. Mr. Mead’s service with Verizon Wireless from June 1, 2004 through October 22, 2005 was excluded from any pension calculation. As noted above, accruals under the 1.35% highest average pay formula and cash balance formula were frozen effective June 30, 2006.

At the time of Mr. Mead’s transfer from Verizon Wireless to Verizon effective October 23, 2005, the value of his nonqualified benefit was determined as a lump sum, and a nonqualified cash balance account was created under the Verizon Excess Pension Plan using this value as the opening balance as of November 1, 2005. Mr. Mead earned retirement pay credits equal to 7% (based on age and eligible service) of annual eligible pay in excess of the pay cap for each year of service after October 23, 2005, including monthly interest credits. As noted above, accruals under the nonqualified cash balance formula were frozen effective June 30, 2006.

Verizon Wireless Retirement Plan. In 2001, Verizon Wireless consolidated the pension plans of several predecessor companies under the Verizon Wireless Retirement Plan. Mr. McAdam is entitled to both a tax-qualified and a nonqualified pension benefit under this plan. Mr. McAdam’s tax-qualified pension benefit was determined under two formulas: (i) for the period from January 1, 2001 until May 31, 2004, a cash balance formula that provided pay credits equal to two percent of annual eligible pay up to the IRS compensation

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Pension Plans

limit (under the cash balance formula, a participant’s account balance is also credited on an ongoing basis with interest credits based upon the 30-year Treasury bond); and (ii) a final average pay formula based on 24 years of service multiplied by 1.45% of Mr. McAdam’s average annual eligible pay for the five final consecutive years for each year of service through the end of 2006. The normal retirement age under the Verizon Wireless Retirement Plan is 65. The early retirement age (for unreduced benefits) under the plan is 55. Mr. McAdam is eligible for unreduced early retirement benefits under the plan. Mr. McAdam’s nonqualified plan benefit was determined using the 1.45% final average pay formula and was calculated based on 10 years of service and only included his eligible pay in excess of the IRS compensation limit through the end of 2006, at which time no further adjustments to eligible pay were recognized under the plan. For Mr. McAdam, eligible pay consisted of base salary and the short-term incentive award. No participant under the plan was eligible for cash balance credits under the nonqualified portion of the plan.

The following table illustrates the actuarial present value as of December 31, 2014 of pension benefits accumulated by the named executive officers, other than Messrs. Shammo and Stratton who are not eligible for pension benefits.

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)		Present Value of Accumulated Benefit[1] ($) (d)	Payments During Last Fiscal Year ($) (e)

Mr. McAdam	Verizon Wireless Retirement Plan — Qualified	31		1,094,585	0
	Verizon Wireless Retirement Plan — Nonqualified	10	[2]	1,647,708	0

Mr. Mead	Verizon Management Pension Plan	36		1,189,295	0
	Verizon Excess Pension Plan	9	[2]	3,466,335	0

Mr. Milch	Verizon Management Pension Plan	21		183,508	0
	Verizon Excess Pension Plan	10	[2]	112,446	0

1	The values are based on the assumptions for the actuarial determination of pension benefits as required by the relevant accounting standards as described in note 12 to the Company’s consolidated financial statements for the year ended December 31, 2014, as included in the Company’s 2014 Annual Report to Shareholders. However, in accordance with the requirements for this table, the values are calculated using the executive’s retirement at the earliest age at which he can retire without having the retirement benefit reduced under the plan. For Mr. McAdam, the assumptions are generally the same as described above.
2	The years of credited service for each of Messrs. McAdam, Mead and Milch with respect to the applicable plan is less than the named executive officer’s number of actual years of service with the Company. For Mr. McAdam, the 10 years of credited service represents the period over which he earned a benefit in the nonqualified portion of the Verizon Wireless Pension Plan. For Mr. Mead and Mr. Milch, the 9 and 10 years of credited service represent the periods over which they earned a benefit in the Verizon Excess Pension Plan, respectively.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Defined Contribution Savings Plans

Defined Contribution Savings Plans

The named executive officers are participants in the Company’s tax-qualified defined contribution savings plan, the Verizon Management Savings Plan, which is referred to as the Savings Plan, and its nonqualified defined contribution savings plan, the Verizon Executive Deferral Plan, which is referred to as the Deferral Plan. The named executive officers participate in these plans on the same terms as other participants in these plans.

Under the terms of the Savings Plan, participants are generally eligible to defer up to 16% of their eligible pay into the Savings Plan up to the IRS qualified plan compensation limit. Verizon provides a matching contribution equal to 100% of the first 6% of eligible pay that any participant contributes to the Savings Plan. Under the Deferral Plan, a participant may defer up to 100% of base salary in excess of the IRS qualified plan compensation limit, short-term incentive compensation and long-term incentive compensation. Verizon provides a matching contribution equal to 100% of the first 6% of base salary and short-term incentive compensation that a participant contributes to the Deferral Plan. Deferrals of long-term incentive compensation, such as PSUs and RSUs, are not eligible for Company matching contributions. Participants in the Savings Plan and the Deferral Plan are eligible for an additional discretionary profit-sharing contribution of up to 3% of eligible pay. In determining whether to make a profit-sharing contribution, the Committee uses the same criteria it uses to determine the short-term incentive award paid to employees. For 2014, the discretionary contribution was 1.5%. Messrs. McAdam, Shammo, Mead and Stratton were participants in the Verizon Wireless Executive Deferral Plan while they were employed at Verizon Wireless. In April 2014, following Verizon’s acquisition of sole ownership of Verizon Wireless, the Verizon Wireless Executive Deferral Plan was merged into the Deferral Plan.

Participants in the Deferral Plan may elect to invest their deferrals in a hypothetical cash account that earns a return rate equal to the long-term, high-grade corporate bond yield average as published by Moody’s Investor Services or in the other hypothetical investment options available to all plan participants under the Savings Plan. Participants in the Deferral Plan may generally elect to receive their benefits in a lump sum or installments, commencing on a separation from service or specific date elected by the participant.

Messrs. Mead and Milch also have account balances under the Income Deferral Plan (IDP). The IDP is a nonqualified deferred compensation plan that was the predecessor to the Deferral Plan. The IDP was amended to freeze the accrual of benefits under the plan as of the close of business on December 31, 2004. Participants in the IDP no longer accrue any additional benefits other than market-based investment earnings or losses on their individual accounts. No new deferrals were permitted after 2004. Participants retain the ability to invest their frozen accounts in the investment options available under the plan. Participants in the IDP do not receive matching contribution credits or retirement credits under the plan.

Messrs. McAdam, Shammo, Mead and Stratton also have account balances under the Verizon Wireless Executive Savings Plan (ESP). The ESP is a nonqualified deferred compensation plan that was the predecessor to the Verizon Wireless Executive Deferral Plan. The ESP was amended to freeze the accrual of benefits under the plan as of the close of business on December 31, 2004. Participants in the ESP no longer accrue any additional benefits other than market-based investment earnings or losses on their individual accounts. No new deferrals were permitted after 2004. Participants retain the ability to invest their frozen accounts in the

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Defined Contribution Savings Plans

investment options available under the ESP. Participants in the ESP do not receive matching contribution credits or retirement credits under the plan.

The following table shows the 2014 account activity for each named executive officer and includes each executive’s contributions, Company matching contributions, earnings, withdrawals and distributions and the aggregate balance of his total deferral account as of December 31, 2014.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)		Executive Contributions in Last FY1 ($) (b)	Registrant Contributions in Last FY2 ($) (c)	Aggregate Earnings in Last FY3 ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE[4] ($) (f)

Mr. McAdam	Verizon Executive Deferral Plan	329,713	460,986	146,104	0	6,810,910
	Verizon Wireless Executive Savings Plan	0	0	102,255	0	2,278,979

Mr. Shammo	Verizon Executive Deferral Plan	57,509	101,117	162,234	0	3,971,509
	Verizon Wireless Executive Savings Plan	0	0	17,793	0	1,350,259

Mr. Mead	Verizon Executive Deferral Plan	3,320,203	150,218	811,712	0	22,638,157
	Verizon Income Deferral Plan	0	0	13,596	0	303,019
	Verizon Wireless Executive Savings Plan	0	0	61,801	0	1,568,276

Mr. Stratton	Verizon Executive Deferral Plan	901,996	119,217	202,895	0	7,148,785
	Verizon Wireless Executive Savings Plan	0	0	55,030	0	3,656,484

Mr. Milch	Verizon Executive Deferral Plan	109,358	108,569	117,051	0	4,849,147
	Verizon Income Deferral Plan	0	0	174,068	0	5,488,569

1	Of the amounts listed in this column, the following amounts are also included in the Summary Compensation Table in columns (c) and (j): for Mr. McAdam, $82,213; for Mr. Shammo, $1,244; for Mr. Mead, $42,345; for Mr. Stratton, $138,329; and for Mr. Milch, $28,288.
2	The amounts listed in this column are also included in columns (i) and (j) of the Summary Compensation Table.
3	Of the amounts listed in this column, the following amounts are also included in the Summary Compensation Table in columns (h) and (j): for Mr. McAdam, $45,682; for Mr. Shammo, $12,491; for Mr. Mead, $160,485; for Mr. Stratton, $30,023; and for Mr. Milch, $52,689.
4	The aggregate amounts shown in columns (e) and (f) include the following amounts that were reported as compensation to the named executive officer in the Summary Compensation Table in previous proxy statements of the registrant:

•	For Mr. McAdam, a total of $3,291,823 was reported (2008 to 2014);

•	For Mr. Shammo, a total of $658,683 was reported (2011 to 2014);

•	For Mr. Mead, a total of $2,079,706 was reported (2011 to 2014);

•	For Mr. Stratton, a total of $1,020,840 was reported (2013 to 2014); and

•	For Mr. Milch, a total of $513,772 was reported (2012 to 2014).

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Potential Payments upon Termination or Change in Control

Potential Payments upon Termination or Change in Control

The following summaries and tables describe and quantify the potential payments and benefits that would be provided to each of our named executive officers if a termination of employment or change in control of Verizon had occurred at the end of 2014 under Verizon’s compensation plans and agreements.

PAYMENTS MADE UPON TERMINATION

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. This includes amounts accrued and vested under our pension plans and nonqualified deferred compensation plans, which are reported in the “Pension Benefits” and “Nonqualified Deferred Compensation” tables above. Those benefits are not included in the summaries and tables below.

In addition, amounts earned under our 2014 Short-Term Plan awards and amounts earned under our 2012 Long-Term Plan awards are not included in the summaries or tables below. Amounts earned under our 2014 Short-Term Plan awards are discussed in the Compensation Discussion and Analysis beginning on page 34 and are reported in the Summary Compensation Table on page 47. Amounts earned under our 2012 Long-Term Plan awards are discussed in the Compensation Discussion and Analysis beginning on page 42 and are reported in the Option Exercises and Stock Vested table on page 51. If a named executive officer’s employment had terminated on December 31, 2014 for any reason other than for cause, the full amount of the 2014 Short-Term Plan award and the full amount of the 2012 Long-Term Plan awards in each case to the extent earned, would have been payable. These amounts would be determined and payable at the same time as awards are determined and paid to participating employees generally under those plans. In the event of a termination for cause, no amount would have been payable under these awards.

POTENTIAL PAYMENTS UPON QUALIFYING SEPARATION OR INVOLUNTARY TERMINATION WITHOUT CAUSE

Mr. McAdam. As Chairman and CEO, Mr. McAdam is not eligible to participate in the Senior Manager Severance Plan described below. Mr. McAdam is also not a party to an employment agreement with Verizon or any other agreement that would provide him with cash severance benefits in the event his employment is involuntarily terminated by Verizon without cause.

Senior Manager Severance Plan. Verizon provides severance benefits to certain employees, including all of the named executive officers other than the Chairman and CEO, under the Senior Manager Severance Plan. Under the plan, a named executive officer is eligible to receive severance benefits if he experiences a “qualifying separation” from Verizon, which is generally defined as an involuntary termination by Verizon without cause, a voluntary termination by the executive solely due to the executive’s refusal to accept a qualifying reclassification or relocation (as those terms are defined in the plan) or a determination by the independent members of the Board that the named executive officer has incurred a qualifying separation. A severance benefit, if triggered, is payable to an executive only if the executive executes a release of claims against Verizon in the form satisfactory to Verizon and agrees not to compete or interfere with any Verizon business for a period of one year after termination from employment and always to protect Verizon’s trade secrets and proprietary information.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Potential Payments upon Termination or Change in Control

If a named executive officer incurs a qualifying separation under the plan, he is eligible to receive the following benefits: (i) a lump-sum cash separation payment equal to two times the sum of his base salary and target short-term incentive opportunity; and (ii) continued medical, dental and vision coverage for two years.

In addition, if the executive’s qualifying separation occurs prior to the last day of the year, the executive will receive a prorated Short-Term Plan award for the year in which the separation occurs, determined based on the actual level of achievement of the performance criteria under the Short-Term Plan for the applicable year and payable at the time that awards are payable to participating employees generally under the plan. To the extent that an executive also becomes eligible for severance benefits under any outstanding agreement, plan or any other arrangement, the executive’s cash severance payment under the Senior Manager Severance Plan will be reduced on a dollar-for-dollar basis by the amount of the severance benefits payable to the executive under such other agreement, plan or arrangement.

Other Benefits. Upon an involuntary termination of employment without cause, a named executive officer would also be eligible to receive financial planning and outplacement services for one year following termination on the same basis as provided to other senior executives. However, executives will only be entitled to receive financial planning services if they participate in the program in the year in which their employment terminates. Mr. McAdam did not participate in the financial planning program in 2014 and, as a result, would not have been entitled to receive financial planning services if his employment had terminated on the last business day of 2014. In addition, under the terms of the executive life insurance plan, each named executive officer who is retirement eligible upon termination and who continues to pay the annual premiums on the life insurance policy owned by the executive would be eligible to receive an annual payment from Verizon to pay a portion of the annual premium until (i) in the case of Messrs. Shammo and Stratton, the latest of the executive’s attainment of age 60, the completion of 5 years of plan participation or qualifying retirement; or (ii) in the case of Mr. Milch, the later of the executive’s attainment of age 65 or 15 years of plan participation. Retirement eligibility is generally defined as having attained 75 points (age plus years of service) with at least 15 years of service. Messrs. McAdam and Mead attained plan maturity on December 31, 2014 and December 31, 2013, respectively, and they are not entitled to receive any additional payments from Verizon with respect to this benefit following their termination of employment.

Estimated Payments. The following table shows Verizon’s estimate of the amount of benefits the named executive officers would have been entitled to receive had their employment been involuntarily terminated without cause or terminated for good reason on the last business day of 2014 or had incurred a qualifying separation under the Senior Manager Severance Plan.

Name	Cash Separation Payment ($)	Continued Health Benefits[1] ($)	Outplacement Services ($)	Financial Planning[2] ($)	Executive Life Insurance Benefit[3] ($)

Mr. McAdam	0	0	0	0	0

Mr. Shammo	4,125,000	40,736	14,500	10,000	180,573

Mr. Mead	4,750,000	27,096	14,500	10,000	0

Mr. Stratton	4,000,000	39,806	14,500	10,000	195,506

Mr. Milch	3,625,000	40,736	14,500	10,000	151,985

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Potential Payments upon Termination or Change in Control

1	The amounts reflect Verizon’s estimated cost of providing medical, dental and vision coverage for two years.
2	Mr. McAdam did not participate in the financial planning program in 2014 and, as a result, would not have been entitled to receive financial planning services if his employment had terminated on the last business day of 2014.
3	If Messrs. McAdam or Mead had retired on December 31, 2014, they would not have been entitled to receive additional company contributions with respect to this benefit because Mr. McAdam reached plan maturity on December 31, 2014 and Mr. Mead reached plan maturity on December 31, 2013.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY OR RETIREMENT

Under the terms of the executive life insurance plan, in the event of disability or a qualifying retirement, a named executive officer who continues to pay the annual premiums on the life insurance policy owned by the executive would be eligible to receive an annual payment from Verizon to pay a portion of the annual premium until: (i) in the case of Messrs. Shammo and Stratton, the latest of the executive’s attainment of age 60, the completion of 5 years of plan participation or qualifying retirement, or (ii) in the case of Mr. Milch, the later of the executive’s attainment of age 65 or 15 years of plan participation. Messrs. McAdam and Mead attained plan maturity on December 31, 2014 and December 31, 2013, respectively, and they are therefore not eligible to receive any additional payments from Verizon with respect to this benefit upon their termination of employment. If the named executive officer dies, his beneficiary would be entitled to receive the proceeds of the life insurance policy owned by the executive, payable by the third-party issuer of the policy.

Under the Short-Term Plan, if the named executive officer’s employment terminates due to death, disability or a qualifying retirement prior to the last day of the year, the executive would be eligible for a prorated Short-Term Plan award for the year in which the termination date occurred, determined based on the actual level of achievement of the performance criteria under the Short-Term Plan for the applicable year and payable at the time that awards are generally payable to participating employees under the plan. As described above, if the executive’s employment terminates on the last day of the year for any reason other than for cause, the full amount of the Short-Term Plan award, determined based on the actual level of achievement of the performance criteria under the Short-Term Plan for the applicable year, would have been payable.

In addition, upon death, disability or a qualifying retirement, each named executive officer would also be eligible to receive financial planning services for one year following termination on the same basis as provided to other senior executives, provided that the executive participated in the program in the year in which his employment terminates. Upon disability, the named executive officers would also be eligible for disability benefits under the tax-qualified and nonqualified disability plans.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Potential Payments upon Termination or Change in Control

Estimated Payments. The following table shows Verizon’s estimate of the amount of benefits the named executive officers would have been entitled to receive had their employment terminated due to death, disability or qualifying retirement on the last business day of 2014.

Name	Executive Life Insurance Benefit[1] ($)	Disability Benefit[2] ($)	Financial Planning[3] ($)

Mr. McAdam
Death	3,200,000	0	0
Disability	0	1,185,974	0
Retirement	0	0	0

Mr. Shammo
Death	3,310,000	0	10,000
Disability	180,573	436,689	10,000
Retirement	180,573	0	10,000

Mr. Mead
Death	1,900,000	0	10,000
Disability	0	1,331,479	10,000
Retirement	0	0	10,000

Mr. Stratton
Death	3,208,000	0	10,000
Disability	195,506	439,827	10,000
Retirement[4]	0	0	0

Mr. Milch
Death	2,908,000	0	10,000
Disability	151,985	1,731,266	10,000
Retirement	151,985	0	10,000

1	In the event of death, the amount represents the proceeds from the life insurance policy owned by the named executive officer, payable from the third-party issuer of the policy. In the event of disability or retirement, the amount, if any, represents the total amount of annual payments to the named executive officer to pay a portion of the annual premium of the life insurance policy owned by him, provided that the named executive officer continues to pay the annual premiums pursuant to the terms of the executive life insurance program. If Messrs. McAdam or Mead had retired on December 31, 2014, they would not have been entitled to receive additional company contributions with respect to this benefit because Mr. McAdam reached plan maturity on December 31, 2014 and Mr. Mead reached plan maturity on December 31, 2013.
2	Assumes that each named executive officer would be immediately eligible for long-term disability benefits from Verizon’s qualified and nonqualified disability benefit plans. Messrs. Shammo and Stratton do not participate in the nonqualified portion of the disability benefit. The assumptions used to calculate the value of the disability benefits include a discount rate of 4.2% and mortality and recovery based on the 1987 National Association of Insurance Commissioners Group Disability Table. These rates represent the probability of death or recovery between the date of disability and the payment end date. The qualified portion of the disability benefit for Messrs. McAdam, Shammo, Mead, Stratton and Milch is estimated at $407,486, $436,689, $457,480, $439,827 and $594,841, respectively, and the nonqualified portion of the disability benefit for Messrs. McAdam, Mead and Milch is estimated at $778,488, $873,999, and $1,136,425, respectively. In order to receive the nonqualified portion of the disability benefit, the executive must pay the premium associated with the qualified portion of the benefit.
3	Mr. McAdam did not participate in the financial planning program in 2014 and, as a result, would not have been entitled to receive financial planning services if his employment had terminated on the last business day of 2014.
4	Mr. Stratton would not have been entitled to receive executive life insurance benefits or financial planning benefits because he had not fulfilled the eligibility requirements for retirement under the terms of those programs on the last business day of 2014.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Potential Payments upon Termination or Change in Control

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Verizon does not maintain any plans or arrangements that provide for any named executive officer to receive cash severance or any other cash payments in connection with a change in control of Verizon. If the named executive officer’s employment terminates in connection with or following a change in control, he would be eligible for the same benefits, if any, that would become payable to the executive upon his termination under the circumstances as described above. Under the Short-Term Plan, if a change in control occurs, all outstanding awards will vest and become payable on the regularly scheduled payment date.

TREATMENT OF EQUITY AWARDS

As is the case for all participants under the terms of the Long-Term Plan and the applicable award agreements, upon an involuntary termination of employment without cause, death, disability or qualifying retirement, each named executive officer’s then unvested RSUs will vest and be payable on the regularly scheduled payment date after the end of the applicable award cycle and each named executive officer’s then unvested PSUs will vest and be payable on the regularly scheduled payment date after the end of the applicable award cycle, but only if and to the extent that the applicable performance criteria for the award are achieved at the end of the applicable award cycle. However, Mr. McAdam’s special PSU and RSU awards granted in 2011 will be forfeited if Mr. McAdam retires prior to July 31, 2016. Under the Long-Term Plan, a qualifying retirement generally means to retire after having attained at least 15 years of vesting service (as defined under the applicable Verizon tax-qualified savings plan) and a combination of age and years of vesting service that equals or exceeds 75. As of December 31, 2014, Messrs. McAdam, Shammo, Mead, and Milch were retirement-eligible under the Long-Term Plan.

The payment of PSU and RSU awards under the Long-Term Plan following an involuntary termination of employment without cause, death, disability or qualifying retirement is conditioned on the participant executing a release of claims against Verizon in the form satisfactory to Verizon. The grant of each award is conditioned on the participant’s agreement to certain restrictive covenants including an agreement not to compete or interfere with any Verizon business for a period of one year after termination from employment (two years for the CEO), and to always protect Verizon’s trade secrets and proprietary information.

In addition, under the terms of the Long-Term Plan and the applicable award agreements, if, in the 12 months following a change in control of Verizon, a participant’s employment is involuntarily terminated without cause, all then-unvested RSUs will vest and be payable on the regularly scheduled payment date after the end of the applicable award cycle and all then-unvested PSUs will vest at target level performance and be payable on the regularly scheduled payment date after the end of the applicable award cycle.

Under the Long-Term Plan, a change in control of Verizon is generally defined as the occurrence of any of the following:

•	Any person becomes a beneficial owner of shares representing twenty percent or more of Verizon’s outstanding voting stock;

•	Verizon consummates a merger, consolidation, reorganization or any other business combination; or

•	The Board adopts resolutions authorizing the liquidation or dissolution, or sale of all or substantially all of the assets, of Verizon.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Non-Employee Director Compensation

However, a change in control will not occur if:

•	The amount of Verizon voting stock outstanding immediately before the transaction represents at least forty-five percent of the combined voting power of the corporation that survives the transaction;

•	Verizon Directors constitute at least one-half of the board of directors of the surviving corporation;

•	Verizon’s CEO is the CEO of the surviving corporation; and

•	The headquarters of the surviving corporation is located in New York, New York.

Estimated Payments. The following table shows the estimated value of the awards that the named executive officers could have received in respect of their outstanding unvested equity awards if any of the following events occurred on the last business day of 2014: (i) a change in control of Verizon without a termination of employment; (ii) a change in control of Verizon and an involuntary termination of employment without cause; and (iii) a termination of employment as a result of an involuntary termination without cause, qualifying retirement, or death or disability. The amounts represent the estimated value of the RSU and PSU awards granted in 2013 and 2014 (and in addition for Mr. McAdam, his special 2011 PSU and RSU awards) that would have been payable pursuant to the terms of the award agreements, calculated using the total number of units (including accrued dividends) on the last business day of 2014 and $46.78, Verizon’s closing stock price on that date, and for the PSUs, assuming the award would vest at target performance levels. The actual amount payable under these awards can be determined only at the time the awards would be paid.

Name	Change In Control Without Termination ($)	Change In Control And Termination Without Cause ($)	Termination Without Cause ($)	Retirement[1] ($)	Death or Disability ($)
Mr. McAdam	0	37,262,095	37,262,095	22,151,266	37,262,095
Mr. Shammo	0	8,715,020	8,715,020	8,715,020	8,715,020
Mr. Mead	0	10,077,207	10,077,207	10,077,207	10,077,207
Mr. Stratton	0	8,304,666	8,304,666	0	8,304,666
Mr. Milch	0	7,235,789	7,235,789	7,235,789	7,235,789

1	Mr. Stratton would not have been entitled to receive any amount in respect of his outstanding unvested equity awards upon retirement because he had not met the eligibility requirements for retirement under the terms of the Long-Term Plan on the last business day of 2014.

Non-Employee Director Compensation

In 2014, each non-employee Director of Verizon received an annual cash retainer of $100,000. The Corporate Governance and Policy and Finance Committee Chairpersons received an additional annual cash retainer of $15,000, the Audit and Human Resources Committee Chairpersons received an additional annual cash retainer of $25,000, and the Lead Director received an additional annual cash retainer of $25,000. In 2014, each non-employee Director also received a grant of Verizon share equivalents valued at $150,000 on the grant date. No meeting fees were paid if a non-employee Director attended a Board or Committee meeting on the day before or the day of a regularly scheduled Board meeting. Each non-employee Director who attended such a meeting held on any other date received a meeting fee of $2,000.

A new non-employee Director who joins the Board receives a one-time grant of 3,000 Verizon share equivalents valued at the closing price on the date that the non-employee Director joins the Board.

Verizon 2015 Proxy Statement

COMPENSATION TABLES  |  Non-Employee Director Compensation

All share equivalents are automatically credited to the non-employee Director’s deferred compensation account under the Verizon Executive Deferral Plan and invested in a hypothetical Verizon stock fund. Amounts in the deferred compensation account are paid in a lump sum in the year following the year that the non-employee Director leaves the Board.

Under the Verizon Executive Deferral Plan, non-employee Directors may defer all or part of their annual cash retainer and meeting fees. A non-employee Director may elect to invest these amounts in a hypothetical cash account that earns a return rate equal to the long-term, high-grade corporate bond yield average as published by Moody’s Investor Services or in the other hypothetical investment options available to participants in Verizon’s Management Savings Plan.

Non-employee Directors who served as directors of NYNEX Corporation participate in a charitable giving program. Under this program, when a participant retires from the Board or attains age 65 (whichever occurs later) or dies, one or more charitable contributions in the aggregate amount of $1,000,000 are made, payable in ten annual installments. Non-employee Directors who served as directors of GTE Corporation participate in a similar program for which the aggregate contribution is $1,000,000, payable in five annual installments commencing upon the non-employee Director’s death. The GTE and NYNEX programs are financed through the purchase of insurance on the life of each participant. The charitable giving programs are closed to future participants. In 2014, the aggregate cost of maintaining and administering the legacy charitable giving programs for all participants was $62,185.

The non-employee Directors are eligible to participate in the Verizon Foundation Matching Gifts Program. Under this program, which is open to all Verizon employees, the Foundation matches up to $5,000 per year of charitable contributions to accredited colleges and universities, $1,000 per year of charitable contributions to any non-profit with 501(c)(3) status, and $1,000 per year of charitable donations to designated disaster relief campaigns.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash[2] ($) (b)	Stock Awards[3] ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($) (f)	All Other Compensation[5] ($) (g)	Total ($) (h)
Shellye Archambeau	116,000	150,000	0	0	502	0	266,502
Richard Carrión*	123,000	150,000	0	0	3,852	0	276,852
Melanie Healey	108,000	150,000	0	0	0	6,000	264,000
M. Frances Keeth*	149,333	150,000	0	0	0	0	299,333
Robert Lane	102,000	150,000	0	0	2,966	0	254,966
Sandra Moose*[1]	51,333	150,000	0	0	5,169	6,000	212,502
Joseph Neubauer*[1]	43,583	150,000	0	0	282	5,000	198,865
Donald Nicolaisen*	141,000	150,000	0	0	0	0	291,000
Clarence Otis, Jr.*	134,833	150,000	0	0	8,217	0	293,050
Hugh Price[1]	37,333	150,000	0	0	978	0	188,311
Rodney Slater	106,000	150,000	0	0	0	0	256,000
Kathryn Tesija	108,000	150,000	0	0	1,613	0	259,613
Gregory Wasson	116,000	150,000	0	0	0	6,000	272,000

Verizon 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  |  Principal Shareholders

*	Denotes a Chairperson of a standing committee during 2014.
1	Dr. Moose, Mr. Neubauer and Mr. Price retired from the Board on April 30, 2014 pursuant to the Board’s retirement policy.
2	This column includes all fees earned in 2014, whether the fee was paid in 2014 or deferred.
3	For each non-employee Director, this column reflects the grant date fair value of the non-employee Director’s 2014 annual stock award computed in accordance with FASB ASC Topic 718. The following reflects the aggregate number of share equivalent awards outstanding as of December 31, 2014 for each person who served as a non-employee Director during 2014: Shellye Archambeau, 6,687; Richard Carrión, 97,714; Melanie Healey, 14,789; M. Frances Keeth, 43,411; Robert Lane, 54,469; Sandra Moose, 86,970; Joseph Neubauer, 107,244; Donald Nicolaisen, 50,951; Clarence Otis, Jr., 50,302; Hugh Price, 76,600; Rodney Slater, 24,322; Kathryn Tesija, 10,232; and Gregory Wasson, 9,401. As of December 31, 2014, there were no outstanding option awards for any person who served as a non-employee Director during 2014.
4	This column reflects above-market earnings on nonqualified deferred compensation plans. Non-employee Directors do not participate in any defined benefit pension plan.
5	This column reflects matching contributions made on the non-employee Directors’ behalf under the Verizon Foundation Matching Gift Program.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

On March 9, 2015, there were approximately 4.08 billion shares of Verizon common stock outstanding. Each of these shares is entitled to one vote. The following table sets forth information about persons we know to beneficially own more than five percent of the shares of Verizon common stock, based on our records and information reported in filings with the SEC. To the extent that information in the table is based on information contained in an SEC filing, it is accurate only as of the date referenced in the filing.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock Inc.[1] 40 East 52nd Street New York, New York 10022	259,197,591	6.2%
The Vanguard Group[2] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	223,847,417	5.4%

1	This information is based on a Schedule 13G filed with the SEC on January 30, 2015 by BlackRock Inc., setting forth information as of December 31, 2014. The Schedule 13G states that BlackRock Inc. has sole voting power with respect to 216,544,626 shares and shared voting power with respect to 28,668 shares and sole dispositive power with respect to 259,168,923 shares and shared dispositive power with respect to 28,668 shares.
2	This information is based on a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group, setting forth information as of December 31, 2014. The Schedule 13G states that The Vanguard Group has sole voting power with respect to 7,165,954 shares and sole dispositive power with respect to 217,061,629 shares and shared dispositive power with respect to 6,785,788 shares.

Verizon 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  |  Directors and Executive Officers

Directors and Executive Officers

The following table shows the number of shares of Verizon common stock beneficially owned by each of the named executive officers, each Director and all executive officers and Directors as a group as of January 30, 2015. This information includes shares held in Verizon’s employee savings plans and shares that may be acquired within 60 days pursuant to the conversion of certain stock units under deferred compensation plans and/or stock-based long-term incentive awards. The aggregate number of shares owned by executive officers and Directors represents less than one percent of the total number of outstanding shares of Verizon common stock. Unless we have indicated otherwise, each individual and/or his or her family member(s) has or have sole or shared voting and/or investment power with respect to the shares. Executive officers and Directors also have interests in other stock-based units under Verizon deferred compensation plans and stock-based long-term incentive awards. We have included these interests in the “Total Stock-Based Holdings” column in the table below to show the total economic interest that the executive officers and Directors have in Verizon common stock.

Name	Stock[1]	Total Stock-Based Holdings[2]
Named Executive Officers:
Lowell McAdam*	368,264	1,387,698
Francis Shammo	94,229	385,677
Daniel Mead	81,902	451,518
John Stratton	77,498	407,328
Randal Milch	67,983	331,625
Directors:
Shellye Archambeau	—	6,687
Richard Carrión	4,611	98,990
Melanie Healey	—	14,789
M. Frances Keeth	—	43,411
Robert Lane	—	54,469
Sandra Moose**	—	—
Joseph Neubauer**	24,901	94,594
Donald Nicolaisen	—	50,951
Clarence Otis, Jr.	3,000	53,302
Hugh Price**	2,091	2,091
Rodney Slater	—	24,322
Kathryn Tesija	—	10,232
Gregory Wasson	—	9,401
All of the above and other executive officers as a group[3]	851,631	4,296,004

Verizon 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  |  Section 16(a) Beneficial Ownership Reporting Compliance

*	Mr. McAdam also serves as a Director.
**	Dr. Moose, Mr. Neubauer and Mr. Price retired from the Board on April 30, 2014 pursuant to the Board’s retirement policy.
1	In addition to direct and indirect holdings, the “Stock” column includes shares that may be acquired within 60 days pursuant to the conversion of RSUs granted in 2012 as follows: 102,101 shares for Mr. McAdam; 42,882 shares for Mr. Shammo; 46,068 shares for Mr. Mead; 41,352 shares for Mr. Stratton; and 37,923 shares for Mr. Milch. The “Stock” column also includes shares that may be acquired within 60 days pursuant to the conversion of certain stock units under deferred compensation plans as follows: 13,345 shares for Mr. Milch; 3,335 shares for Mr. Carrión; and 2,091 shares for Mr. Price. Prior to conversion, the shares underlying the RSUs and deferred compensation units may not be voted or transferred. No shares are pledged as security.
2	The “Total Stock-Based Holdings” column includes, in addition to shares listed in the “Stock” column, stock-based units under deferred compensation plans and stock-based long-term incentive awards, which may not be voted or transferred.
3	Does not include shares held by Dr. Moose, Mr. Neubauer or Mr. Price, who retired from the Board on April 30, 2014, or Mr. Milch, who ceased to be an executive officer on December 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

SEC rules require that we disclose any late filings of stock transaction reports by our executive officers and Directors. Based solely on a review of the reports that we filed on behalf of these individuals or that were otherwise provided to us, our executive officers and Directors met all Section 16(a) filing requirements during calendar year 2014, except that, as a result of an administrative error by the Company, two transactions by Anthony T. Skiadas and one transaction by each of Roy H. Chestnutt, Roger Gurnani, Lowell C. McAdam, Daniel S. Mead, Anthony J. Melone, Randal S. Milch, W. Robert Mudge, Marc C. Reed, Francis J. Shammo and John G. Stratton were not reported timely. Each of these transactions was reported within approximately one week of the filing due date.

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 4 on Proxy Card: Network Neutrality Report

SHAREHOLDER PROPOSALS (Items 4 – 8 on Proxy Card)

We have been advised that the shareholders submitting the proposals or their representatives intend to present the following proposals at the annual meeting. The statements contained in the proposals and supporting statements are the sole responsibility of the respective proponents. The proposals may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The addresses of the proponents, as well as the names and addresses of any co-sponsors, are available upon written request to the Assistant Corporate Secretary at the address specified under “Contacting Verizon”.

Item 4 on Proxy Card: Network Neutrality Report

The Nathan Cummings Foundation, owner of 7,787 shares of the Company’s common stock, and one co-sponsor propose the following:

Wireless Network Neutrality

Whereas,

Wireless communications are critical to Verizon. In 2014 the Company completed its acquisition of Vodafone’s interest in Verizon Wireless for approximately $130 billion. Verizon’s 4G LTE wireless network now reaches 97 percent of the U.S. population.

A critical factor in this growth has been the open (non-discriminatory) architecture of the Internet. Nondiscrimination principles are commonly referred to as “network neutrality” and seek to ensure equal access and non-discriminatory treatment for all content.

We believe open Internet policies help drive the economy, encourage innovation and reward investors. Network neutrality principles may help Verizon financially by bringing new products to its platform, attracting customers and creating opportunities to share revenue with developers.

An open Internet also has particular importance for people of color and economically disadvantaged communities, which rely on wireless more than other demographic groups. According to Colorofchange.org, an organization representing Black Americans, “The digital freedoms at stake are a 21st century civil rights issue.”

Verizon’s stated position regarding network neutrality has been inconsistent and contradictory. Company representatives have expressed clear support for “paid prioritization” of Internet content, according to published reports. Verizon wants a “two-sided market” involving payment for Internet service by subscribers and by the companies who want to reach them, Verizon lawyer Helgi Walker told a federal appeals court in September 2013.Yet in October 2014, Verizon’s corporate web site stated that Verizon “has no plans to undertake the hypothetical ‘paid prioritization’ business model.” As investors, we are confused by this ambiguity and troubled by the potential negative impact that paid prioritization could have on innovative technology start-ups, which drive so much economic growth.

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 4 on Proxy Card: Network Neutrality Report

More than 3.7 million comments regarding network neutrality were filed with the Federal Communications Commission (FCC) in 2014, with the vast majority expressing support for net neutrality and concerns about paid prioritization. In November of 2014, President Obama urged the FCC to ban paid prioritization and reclassify broadband Internet under Title II of the Telecommunications Act.

As investors, we are concerned about potential regulatory and legislative risk related to Verizon’s network management practices and the issue of network neutrality. There may also be reputational and commercial risk in not providing customers with evidence of open Internet policies that apply to wireless communications and preclude business models based on paid prioritization.

Resolved: Shareholders request that the Board of Directors report by October 2015 (at reasonable cost and omitting proprietary and confidential information) how Verizon is responding to regulatory, competitive, legislative and public pressure to ensure that its network management policies and practices support network neutrality and an Open Internet.

Supporting Statement

We are not seeking a report on legal compliance or the details of network management. Rather, we seek to ensure that shareholders have sufficient information to evaluate how Verizon manages this significant policy challenge — e.g. how it takes into account that network management decisions could potentially affect future regulatory developments.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors strongly disagrees with the proponent’s claim that Verizon has not provided its customers or shareholders with clear information about its open Internet policies, or that Verizon has taken inconsistent or contradictory positions with respect to net neutrality. Quite the opposite — Verizon has been at the forefront of innovation in the broadband ecosystem, advocating consistent policies aimed at creating a robust, level and dynamic playing field for all participants in the Internet environment. Verizon supports the open Internet, both because its customers demand it and because its business increasingly depends on it. Over the past six years Verizon has invested over $100 billion in developing its wireline and wireless broadband networks and has actively encouraged the development of a wide range of devices and applications to enable customers to access and use the Internet in the manner of their choosing. Many of Verizon’s strategic services — such as cloud-based services, its EdgeCast content delivery network services, and other over-the-top services — rely on other Internet providers’ services to reach our customers. As a leader in developing an open architecture for accessing and using the Internet, Verizon’s position on all aspects of the “network neutrality” debate has been consistently and publicly conveyed in mainstream and industry-related media, on Verizon’s web site, through legislative and agency fact-finding processes, and in applicable agency and court filings.

In particular, Verizon has published on its website its commitment to broadband customers to support the Open Internet, providing them with Internet access and use of the lawful online content, applications and services of their choice, regardless of the source. Verizon’s commitment applies to broadband Internet access

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 5 on Proxy Card: Political Spending Report

services provided over both its wireline and wireless networks and can be found on the Company’s website at http://responsibility.verizon.com/broadband-commitment.

Contrary to the proponent’s claim, Verizon has also been consistent in its position with respect to its interest in potential arrangements with other Internet content or service providers. Practices such as sponsored data — a model similar to 1-800 numbers in the telephone world in which a content provider may choose to pay for any usage associated with its traffic, rather than a consumer doing so — have clear consumer and competitive benefits without affecting how data traffic is delivered over the Internet. While Verizon supports allowing flexibility for these kinds of arrangements that allow for competitive differentiation and increased choices for consumers, it has also clearly stated that it has no plans to engage in the very different practice of paid prioritization. That practice would involve prioritizing certain Internet traffic over other traffic over the “last mile,” or the final leg of the network delivering connectivity to customers, in exchange for payments by the sender. Verizon has made clear to policymakers that this hypothetical practice could be presumptively prohibited by the Federal Communications Commission if it is found to be harmful to consumers or competition.

In view of Verizon’s stated commitment, and the extensive information that it makes available about its approach to issues associated with network management, the Internet and network neutrality, the Board believes that the report requested by the proposal would provide no additional meaningful information to shareholders and would be a waste of corporate resources.

Item 5 on Proxy Card: Political Spending Report

Domini Social Investments, owner of 263 shares of the Company’s common stock, proposes the following:

Political Spending Report

Resolved, that the shareholders of Verizon Communications Inc. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing:

1.	Policies and procedures for monetary and non-monetary expenditures made with corporate funds to trade associations and other tax-exempt entities that are used for political purposes (“indirect” political spending).

2.	An itemized accounting of all indirect monetary and non-monetary expenditures used for non tax-deductible political purposes, e.g., to support or oppose candidates for public office or to influence the outcome of elections, including ballot initiatives, or used in any attempt to influence the general public, or segments thereof, with respect to elections or specific pieces of legislation or regulation. The report shall include the identity of the recipient as well as the amount of the Company’s funds that each recipient used for nondeductible political spending.

3.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 5 on Proxy Card: Political Spending Report

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Supporting Statement

As long-term Verizon shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is in the best interests of the Company and its shareholders. Indeed, the Supreme Court said in its 2010 Citizens United decision:”[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

We acknowledge that our Company discloses a policy on corporate political spending and its contributions to state-level candidates, parties and committees on its website. We believe this is deficient because the Company will not disclose the following expenditures made for the political purposes defined above:

•	A list of trade associations to which it belongs and how much it gave to each; and

•	Payments to other third-party organizations, including those organized under section 501(c)(4) of the Internal Revenue Service code.

Indirect political spending may present greater risks than those that led Verizon to adopt its current political contributions disclosure policies because opacity allows trade associations and other tax exempt entities to use Verizon funds for purposes that may conflict with Verizon’s policies and best interests.

Publicly available data does not provide a complete picture of the Company’s political spending. Information on indirect political engagement through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its indirect political spending. This would bring our Company in line with a growing number of leading companies, including Qualcomm, Capital One Financial Corp., and Microsoft, which support political accountability through public disclosure. The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Verizon engages in advocacy at the federal and state levels in order to educate government officials, regulators and the public about Verizon’s position on relevant public policy issues. Verizon operates in a highly regulated industry, and it is critical that the Company actively participate in the electoral and legislative processes to support policies that allow the Company to compete fairly in the marketplace. Permitted political contributions, lobbying, and memberships in trade associations and other organizations are all important parts of this advocacy effort.

While the total amount of Verizon’s political spending is an insignificant portion of the Company’s total expenditures, it is subject to extensive oversight to ensure compliance with all applicable laws. The Corporate Governance and Policy Committee of the Board of Directors provides oversight regarding the Company’s

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 6 on Proxy Card: Severance Approval Policy

political activity. Verizon’s corporate political contributions must be approved by senior managers and the legal department. Similarly, contributions made by Verizon’s Political Action Committees (PACs) must be approved by the leadership of the PACs. In addition, Verizon already publishes campaign finance reports, lobbying reports and semiannual political spending reports.

Thus, there already is extensive oversight and disclosure of Verizon’s political spending. The additional disclosure required by this proposal would add little value and would not be in the Company’s best interests. Verizon belongs to trade associations and contributes to other organizations for a variety of reasons, only some of which relate to political purposes. For example, Verizon contributes to a number of worthy public interest groups and civil rights organizations that engage in advocacy on issues of importance to the communities in which Verizon’s customers and employees live and work. Verizon’s engagement with such organizations does not mean that the Company agrees with all of their political positions. Disclosure reports like those envisioned by the proposal could be used to create the misleading implication that Verizon agrees with all of the views espoused by such organizations and to pressure Verizon to end financial support for them, thereby depriving them of support for work that is aligned with Verizon’s interests.

There are important policy discussions taking place in Congress and state legislatures regarding political spending and disclosure. Those issues are best resolved through the political process, where any new disclosure requirements could be crafted to apply equally to all participants in the political process. If Verizon were to agree to the proposal and unilaterally disclose these payments, it would be placing itself at a competitive disadvantage compared to its competitors and other organizations that oppose its policy goals.

In light of Verizon’s robust governance and disclosure practices concerning political spending, the Board believes this proposal’s requested additional disclosure would add little or no value to shareholders, and would undermine and complicate the Company’s advocacy efforts.

Item 6 on Proxy Card: Severance Approval Policy

Jack K. & Ilene Cohen, who own 723 shares of the Company’s common stock, propose the following:

Shareholder Ratification of Executive Severance Packages

Resolved: Verizon shareholders urge the Board to seek shareholder approval of any senior executive officer’s new or renewed compensation package that provides for severance or termination payments with an estimated total value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include any cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Such payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans. Such payments do not include life insurance, pension benefits, or other deferred compensation that is earned and vested prior to termination.

“Total value” of these payments includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits that are not vested under a plan generally available to management employees; post-employment

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 6 on Proxy Card: Severance Approval Policy

consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination .

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Supporting Statement

While we support generous performance-based pay, we believe that requiring shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus is prudent and better aligns compensation with shareholder interests.

According to the 2014 Proxy Statement (table, page 54), if CEO McAdam is terminated without cause, whether or not there is a change in control, he could receive an estimated $37.1 million in termination payments, more than 7.1 times his 2013 base salary plus short-term bonus. He would likewise receive $37.1 million for termination due to disability or death.

CFO Shammo and Executive Vice President Mead would receive an estimated $9.3 and $10.7 million, respectively — over 5.7 times their 2013 base salary plus target bonus — for any involuntary termination without cause, retirement, disability or death (page 54).

These termination payments are in addition to compensation earned prior to termination, including pension and nonqualified deferred compensation plans, and executive life insurance, that pay millions more.

The majority of termination payments result from the accelerated vesting of outstanding Performance Stock Units (PSUs) and Restricted Stock Units (RSUs).

If a senior executive terminates within 12 months after a “change in control,” all outstanding PSUs immediately “vest at target level performance” (pages 41, 54). Had the executive not terminated, the PSUs would not vest until the end of the performance period (up to 3 years later) — and could have been worthless if performance or tenure conditions were not satisfied.

This practice effectively waives performance conditions that justify Verizon’s annual grants of “performance-based” restricted stock, in our view.

Years ago Verizon’s Board adopted a policy requiring shareholder approval of severance with a “cash value” exceeding 2.99 times base salary plus bonus, but excluding equity awards.

The policy should be updated to include the total cost of termination payments, including the value of accelerated vesting of RSUs and PSUs.

Please VOTE FOR this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors supports reasonable and appropriate limits on severance payments. Over ten years ago, Verizon adopted a policy to obtain shareholder ratification of any new employment agreement or severance agreement with an executive officer that provides for severance benefits with a total cash value

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 6 on Proxy Card: Severance Approval Policy

exceeding 2.99 times the sum of the executive’s base salary plus target short-term incentive opportunity. The Board, however, fundamentally disagrees with the proponent’s characterization of the amounts payable under outstanding equity awards after a termination of employment as “golden parachute” severance payments. In the Board’s view, it would be inappropriate to include an estimated value of these amounts in the severance calculation because they are earned by the executives during the course of their employment.

Verizon’s executive compensation program focuses extensively on variable, performance-based compensation consistent with our objective of linking executives’ interests with shareholders’ interests. Long-term equity-based incentive awards represent approximately 70% of an executive’s annual compensation opportunity. Currently, these awards consist of performance stock units (PSUs) and restricted stock units (RSUs) that are granted under Verizon’s 2009 Long-Term Incentive Plan (Plan). This Plan was approved in 2013 by approximately 89% of Verizon’s shareholders and contains specific provisions that the proponents are seeking to overturn.

As noted, the proponent’s policy is inconsistent with the terms of the Plan. The Plan includes a “double-trigger” change in control provision, meaning that if, within twelve months of a change in control of Verizon, a participant’s employment is terminated without cause, all then-unvested RSUs will vest and be payable on the regularly scheduled payment date after the end of the applicable award cycle and all then-unvested PSUs will vest at the target level of performance and be payable on the regularly scheduled payment date after the end of the applicable award cycle. The Board believes that this provision is in the shareholders’ best interests because it promotes stability and focus during an uncertain time by ensuring that employees do not have to worry about potentially losing a substantial amount of their compensation by supporting a transaction that is in the best interests of Verizon’s shareholders. Furthermore, outside of a change in control context, if an employee’s employment is terminated without cause, or upon the employee’s death, disability or qualifying retirement, the awards remain outstanding and become payable, if at all, on the regularly scheduled payment date. In the case of PSUs, the awards are only paid if, and only to the extent that, the applicable performance criteria are satisfied at the end of the three-year award cycle. It is important to note that the award payments are not a windfall — they are not accelerated or increased on the employee’s termination — nor, as the proponent asserts, are the performance conditions “effectively waive[d].”

Implementing the proposed change to the existing severance approval policy would, as a practical matter, require Verizon to significantly reduce the role of equity-based pay in the executive compensation program or provide for terms that could place the Company at a competitive disadvantage in attracting and retaining highly qualified executives because the vast majority of large public companies provide for accelerated vesting of equity upon a change in control. Consistent with its overall pay-for-performance philosophy and its desire to ensure that executives’ interests are aligned with those of our shareholders, the Board believes it is important to continue to implement an executive compensation program under which the substantial majority of an executive’s annual compensation opportunity is variable, performance-based pay. The Board also believes that otherwise changing the program in a way that is not consistent with market practice would frustrate two of the primary goals of the program — to attract and retain highly qualified executives. For these reasons, the Board firmly believes that the Proposal is not in the best interests of Verizon and its shareholders.

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 7 on Proxy Card: Stock Retention Policy

Item 7 on Proxy Card: Stock Retention Policy

International Brotherhood of Electrical Workers Pension Benefit Fund, owner of 121,729 shares of the Company’s common stock, proposes the following:

Resolved: Shareholders of Verizon Communications Inc. (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement:

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term.

For example, our Company’s share ownership guidelines require the Chief Executive Officer (the “CEO”) to hold a number of shares equal to seven times his current annual salary or approximately 205,275 shares based on current trading prices. In comparison, the CEO currently owns 1,298,685 shares. Our Company granted the CEO 78,191 restricted shares in addition to performance-based shares with a maximum grant of 234,572 in fiscal year 2013. In other words, the equivalent of one year’s equity awards may exceed the Company’s long-term share ownership guidelines for the CEO.

We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases” (available at http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

We urge shareholders to vote FOR this proposal.

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 7 on Proxy Card: Stock Retention Policy

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Verizon’s executive compensation program is designed to closely align the interests of the Company’s management with those of its shareholders. Two features of the executive compensation program are primarily used to accomplish this goal — robust stock ownership guidelines and the use of incentive awards. Verizon’s stock ownership guidelines require the CEO to maintain share ownership equal to at least seven times his base salary and the other named executive officers to maintain share ownership equal to at least four times their base salaries. When determining whether an executive has met the required ownership level, an executive’s unvested Long-Term Plan awards are not considered, making the ownership levels more challenging to achieve. In addition, Verizon executives are subject to a strict anti-hedging policy, which prohibits executives from short-selling or engaging in any financial activity where they would benefit from a decline in Verizon’s stock price. The Board believes these features make the proposed policy inappropriate and unnecessary.

The Board further believes the proposed policy does not account for the use of incentive awards in Verizon’s compensation program. Approximately 70% of a senior executive’s targeted annual compensation opportunity is in the form of long-term incentive awards, which, if they vest, are not payable until three years following the grant date. As a result, at any given time, a senior executive has three years of unvested equity-based awards, the value of which is partially or wholly dependent on the price of Verizon stock and the dividends on that stock.

In addition, the Board believes the proposed policy could negatively impact the Company’s business. A compensation program should not incentivize executives to be overly conservative when managing the business in a dynamic and competitive environment. Because the proposed policy would require executives to concentrate a great deal of wealth in the Company’s stock in addition to that required by existing stock ownership guidelines and the vesting structure of the long-term incentive plan, the Board believes that the proposed policy would have the effect of discouraging appropriate and desirable risk taking by management.

Because Verizon’s compensation program and its stock ownership guidelines closely align the interests of Verizon’s management with those of its shareholders, and because the proposed policy could incentivize executives to be overly conservative, the Board does not believe that the requested policy is necessary or appropriate for the protection of shareholders.

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 8 on Proxy Card: Shareholder Action by Written Consent

Item 8 on Proxy Card: Shareholder Action by Written Consent

William Steiner, owner of no less than 100 shares of the Company’s common stock, proposes the following:

Right to Act by Written Consent

Resolved: Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings. A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance 25% of Verizon shareholders are now needed to call a special meeting when Delaware law allows 10% of shareholders.

Please vote to protect shareholder value:

Right to Act by Written Consent — Proposal 8

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors has carefully considered this proposal for the past three years and continues to believe that adoption of the proposal is not in the best interests of all shareholders. Action by written consent can result in certain shareholders being denied the ability to vote or otherwise have a say on proposed corporate action. The Board strongly believes that shareholder democracy can best be assured by shareholder action being taken at an appropriately called annual or special meeting of shareholders. Shareholder meetings provide the best opportunity for discussion and interaction among the Company’s stakeholders so that all points of view may be considered prior to a vote.

The Board also opposes this proposal because action by written consent can occur with little or no advance notice to the Company, minority shareholders and the market. As a result, the Board may not have a meaningful opportunity to consider the merits of the proposed action, to consider alternative courses of action or to

Verizon 2015 Proxy Statement

SHAREHOLDER PROPOSALS  |  Item 8 on Proxy Card: Shareholder Action by Written Consent

communicate its views to shareholders. For example, hostile or insurgent shareholders have relied on consent solicitations as a coercive tool to threaten or fundamentally change companies without providing all shareholders with notice or an opportunity to be engaged in the consideration of such changes at a shareholders’ meeting.

The Board believes that adoption of this proposal is unnecessary in the context of Verizon’s overall corporate governance. Verizon’s shareholders already have the ability to raise important matters outside of the annual meeting cycle. Any shareholder owning at least 10%, or any group owning 25%, of Verizon’s common stock has the right to call a special meeting of shareholders. As a result, shareholders holding far fewer shares than the majority contemplated by the proposal already have the ability to cause important matters to be addressed in a forum that permits the involvement of all shareholders and constructive engagement with the Board and management.

The Verizon Board has consistently demonstrated its willingness to listen to and constructively respond to shareholder concerns. As a result, the Board believes that a proposal that seeks to remove the Board and minority shareholders from the process of considering important corporate matters is not in the best interests of all shareholders.

Verizon 2015 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING  |  Meeting Details

ADDITIONAL INFORMATION

ABOUT THE ANNUAL MEETING

Meeting Details DATE AND LOCATION Thursday, May 7, 2015 8:30 a.m., local time Hyatt Regency Minneapolis 1300 Nicollet Mall Minneapolis, Minnesota 55403
ADMISSION Only Verizon shareholders may attend the meeting, and you will need an admission ticket or other proof of stock ownership as well as photo identification to be admitted.

• If you are a registered shareholder, an admission ticket is attached to your proxy card or Notice of Internet Availability of Proxy Materials, or may be printed after you submit your vote online. If you plan to attend the annual meeting, please vote your proxy ahead of time but retain the admission ticket and bring it with you to the meeting.

• If you hold your shares in the name of a bank,
broker or other institution, or if you hold CDIs,
you may obtain an admission ticket at the meeting by presenting proof of your ownership of Verizon common stock. For example, you may bring your account statement or a letter from your bank or broker confirming that you owned Verizon common stock on March 9, 2015, the record
date for the meeting.

The Hyatt Regency Minneapolis is accessible to all shareholders. If you would like to have a sign language interpreter at the meeting, please mail your request to the Assistant Corporate Secretary at the address shown under “Contacting Verizon” no later than April 15, 2015.

For safety and security reasons, we do not permit anyone to bring large bags, briefcases or packages into the meeting room or to record or photograph the meeting.

This proxy statement and the Annual Report to Shareholders are available at www.edocumentview.com/vz

If you are a registered holder, you can also view or download these materials when you vote online at www.envisionreports.com/vz

Verizon 2015 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING  |  Voting Procedures and Results

Voting Procedures and Results

WHO MAY VOTE?

Shareholders of record as of the close of business on March 9, 2015, the record date, may vote at the meeting. As of March 9, 2015, there were approximately 4.08 billion shares of common stock outstanding and entitled to vote.

HOW DO I VOTE MY SHARES?

Registered Shares. If you hold your shares in your own name, you may vote by proxy in four convenient ways:

ONLINE	Go to www.envisionreports.com/vz and follow the instructions. You will need to enter certain information that is printed on your proxy card or Notice of Internet Availability of Proxy Materials or included in your email notification in order to vote online. You can also use this website to elect to be notified by email that future proxy statements and annual reports are available online instead of receiving printed copies of those materials by mail.

BY PHONE	Call toll-free 1-800-652-VOTE (8683) within the United States, U.S. territories and Canada and follow the instructions. You will need to provide certain information that is printed on your proxy card or Notice of Internet Availability of Proxy Materials or included in your email notification in order to vote by phone.

BY MAIL	Complete, sign and date your proxy card and return it in the envelope provided. If you plan to attend the annual meeting, please retain the admission ticket attached to the proxy card.

IN PERSON	You may also vote in person at the meeting provided that your shares are not held through the Verizon savings plan and you follow any applicable instructions.

Verizon Savings Plan Shares. If you are or were an employee and hold shares in a current or former Verizon savings plan, the proxy that you submit will provide your voting instructions to the plan trustee. You may vote online, by telephone or by returning the proxy card in the envelope provided. However, you cannot vote your savings plan shares in person at the meeting. If you do not submit a proxy, the plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in that plan. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, your vote must be received before the close of business on May 4, 2015.

Street Name Shares. If you hold shares through a bank, broker or other institution, you will receive material from that firm explaining how to vote.

CDIs. If Computershare holds your CDIs on your behalf within the Verizon Communications Corporate Sponsored Nominee Service, Computershare, as the international nominee for your CDIs, will send you a notice and Form of Direction. You may direct Computershare how to vote your underlying shares via the Internet or by returning your Form of Direction according to the instructions in the notice and Form of Direction. To allow

Verizon 2015 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING  |  Voting Procedures and Results

sufficient time for Computershare to tabulate and submit the vote, your direction must be received before the close of business, London time, on May 4, 2015. If you would like to attend and vote in person at the annual meeting, please inform Computershare, which will provide you with a letter of representation with respect to your CDIs that will enable you to attend and vote your underlying shares at the annual meeting on Computershare’s behalf.

HOW DOES VOTING BY PROXY WORK?

By giving us your proxy, you authorize the proxy committee to vote your shares in accordance with the instructions you provide. You may vote for or against any or all of the Director candidates and any or all of the other proposals. You may also abstain from voting.

Your proxy provides voting instructions for all Verizon shares that are registered in your name on March 9, 2015 and that you hold in a current or former Verizon savings plan or in your Verizon Direct Invest Plan account.

If you return your signed proxy card but do not specify how to vote, the proxy committee will vote your shares in favor of the Director candidates listed on the proxy card, in favor of the ratification of the independent registered public accounting firm and in favor of the advisory vote to approve executive compensation, and the proxy committee will vote your shares against the five shareholder proposals. The proxy committee also has the discretionary authority to vote your shares on any other matter that is properly brought before the annual meeting. You may designate a person or persons other than the proxy committee by striking out the name(s) of the proxy committee, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) you designate must present the signed proxy card at the meeting in order for the shares to be voted.

CAN I CHANGE MY VOTE?

Registered Shares. If you hold your shares in your own name, you can revoke your proxy before it is exercised by delivering a written notice to the Corporate Secretary of Verizon at the address given under “Contacting Verizon.” You can change your vote by voting again online or by telephone or by returning a later dated proxy card to Computershare Trust Company, N.A. at the address given under “Contacting Verizon.” Your vote must be received before the polls close at the annual meeting. You can also change your vote by voting in person at the annual meeting.

Verizon Savings Plan Shares. If you hold shares in a current or former Verizon savings plan, you can change your voting instructions for those shares by voting again online or by telephone or by returning a later dated proxy card to Computershare Trust Company, N.A. at the address given under “Contacting Verizon.” To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, your changed vote must be received before the close of business on May 4, 2015.

Street Name Shares. If you hold your shares through a bank, broker or other institution, please check with that firm for instructions on how to revoke your proxy or change your vote.

CDIs. If Computershare holds your CDIs on your behalf within the Verizon Communications Corporate Sponsored Nominee Service, you can change your voting direction for those shares by voting again online or by returning a later dated Form of Direction. To allow sufficient time for Computershare to tabulate and submit the vote, your direction must be received before the close of business, London time, on May 4, 2015.

Verizon 2015 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING  |  Voting Procedures and Results

WHAT VOTE IS REQUIRED TO ELECT A DIRECTOR OR APPROVE A PROPOSAL?

Directors are elected by a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve each of the other management proposals and the shareholder proposals.

In order to officially conduct the meeting, we must have a quorum present. This means that at least a majority of the outstanding shares of Verizon common stock that are eligible to vote must be represented at the meeting either in person or by proxy. If a quorum is not present, we will reschedule the annual meeting for a later date.

HOW ARE THE VOTES COUNTED?

Each share is entitled to one vote on each Director and on each matter presented at the annual meeting. Shares owned by Verizon, which are called treasury shares, do not count towards the quorum and are not voted.

Abstentions. Under our bylaws, we do not count abstentions in determining the total number of votes cast on any item. We only count abstentions in determining whether a quorum is present. This means that abstentions have no effect on the election of Directors or on the outcome of the vote on any proposal.

Failures to Vote. Failures to vote will have no effect on the election of Directors or on the outcome of the vote on any proposal.

Broker Non-Votes. The failure of a bank, broker or other institution to cast a vote with respect to any proposal (for example, because it did not receive voting instructions from the beneficial owner) will have the same effect as a failure to vote.

IS MY VOTE CONFIDENTIAL?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is required by law and in other limited circumstances.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will report the voting results on a Current Report on Form 8-K filed with the SEC, no later than May 13, 2015. We will also post the voting results on the Corporate Governance section of our website at www.verizon.com/about/investors/ promptly after the meeting.

WHO TABULATES AND CERTIFIES THE VOTE?

Computershare Trust Company, N.A. will tabulate the vote, and independent inspectors of election will certify the results.

WHO IS VERIZON’S PROXY SOLICITOR?

Georgeson Inc. is assisting in the distribution of proxy materials and solicitation of votes for a base fee of $18,000, plus reimbursable expenses and customary charges. In addition to solicitations by mail, Verizon employees and the proxy solicitor may solicit proxies in person or by telephone. Verizon will bear the cost of soliciting proxies.

Verizon 2015 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING  |  Voting Procedures and Results

MAY I RECEIVE MY PROXY MATERIALS ELECTRONICALLY?

We encourage registered shareholders to sign up for electronic delivery of future proxy materials.

•	You may sign up by visiting www.eTree.com/verizon and following the directions.

•	You may also sign up when you vote online at www.envisionreports.com/vz.

•	If you have enrolled in Computershare’s Investor Centre, you may also sign up on www.computershare.com/verizon by clicking on “My Profile” and then “Communication Preference.”

If you are a CDI holder, you may register by visiting www.investorcentre.co.uk/ecomms and following the instructions.

Once you sign up for electronic delivery, you will no longer receive a printed copy of the proxy materials unless you specifically request one. Each year you will receive an e-mail explaining how to access the proxy materials online as well as how to vote your shares online. You may suspend electronic delivery of the proxy materials at any time by contacting Computershare by one of the methods described under “Contacting Verizon.”

THEREARE SEVERAL SHAREHOLDERS AT MY ADDRESS. WHY DID WE RECEIVE ONLY ONE SET OF PROXY MATERIALS?

We have adopted a procedure called “householding” that was approved by the SEC. This means that eligible shareholders who share a single address receive only one copy of the Annual Report to Shareholders and proxy statement at their home address unless we receive notice that they wish to continue to receive individual copies.

If you would like to receive individual copies of the proxy materials, we will provide them promptly upon your request. You may request individual copies of the proxy materials by contacting Computershare by one of the methods shown under “Contacting Verizon.” Householding does not apply to shareholders who have signed up for electronic delivery of proxy materials.

WHY AM I RECEIVING MORE THAN ONE SET OF PROXY MATERIALS?

You may be receiving more than one set of proxy materials in your household because:

•	You and another member of your household are both registered shareholders;

•	You are a registered shareholder and also hold shares through a bank, broker or other institution;

•	You hold shares through more than one bank, broker or other institution; or

•	You and another member of your household hold shares through different banks, brokers or institutions.

You may request a single set of proxy materials as described below, but in order to vote all of your shares, you and any other member of your household will need to follow the voting instructions provided on each proxy card or Notice of Internet Availability of Proxy Materials or email notification that you receive, whether it comes from Computershare or from a bank, broker or other institution.

Verizon 2015 Proxy Statement

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING  |  Voting Procedures and Results

HOW CAN I REQUEST A SINGLE SET OF PROXY MATERIALS FOR MY HOUSEHOLD?

If you are receiving more than one set of proxy materials because there is more than one registered shareholder in your household, please contact Computershare by one of the methods shown under “Contacting Verizon” to request a single set. This request will become effective approximately 30 days after receipt and will remain in effect for future mailings unless you or another registered shareholder changes the instruction or provides Computershare with a new mailing address.

If you hold your shares through a broker, bank or other institution, you can contact that firm to request a single set of proxy materials from that firm.

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

A shareholder may submit a proposal for inclusion in the proxy statement for the 2016 Annual Meeting of Shareholders by sending it to the Assistant Corporate Secretary at Verizon Communications Inc., 1095 Avenue of the Americas, New York, New York 10036. We must receive the proposal no later than November 24, 2015. We are not required to include any proposal in our proxy statement that we receive after that date or that does not comply with the rules of the SEC.

MAYSHAREHOLDERS NOMINATE DIRECTORS OR SUBMIT OTHER BUSINESS FOR NEXT YEAR’S ANNUAL MEETING?

Under our bylaws, a shareholder may nominate an individual to serve as a Director or bring other business before the 2016 Annual Meeting of Shareholders. The bylaws require that the shareholder:

•	Notify us in writing on or after January 8, 2016 and no later than February 8, 2016;

•	Include his or her name, record address and Verizon share ownership;

•	Include specific information about the shareholder proponent, any beneficial owner, any nominee and their respective affiliates and associates, and provide specified agreements by certain of those parties; and

•	Update this information as of the record date and after any subsequent change.

The notice required for any such nomination must be sent to the Assistant Corporate Secretary at Verizon Communications Inc., 1095 Avenue of the Americas, New York, New York 10036. A shareholder may request a copy of the bylaw requirements by writing to the Assistant Corporate Secretary at that address.

Verizon 2015 Proxy Statement

CONTACTING VERIZON

CONTACTING VERIZON

HOW TO CONTACT VERIZON

If you need more information about the annual meeting or would like copies of any of the materials posted on the Corporate Governance section of our website, please write to:

Assistant Corporate Secretary

Verizon Communications Inc.

1095 Avenue of the Americas

New York, New York 10036

HOW TO CONTACT VERIZON’S TRANSFER AGENT

If you are a registered shareholder, please direct all questions concerning your proxy card or voting procedures to our transfer agent, Computershare Trust Company, N.A. You should also contact them if you have questions about your stock account, stock certificates, dividend checks or transferring ownership. Computershare can be reached:

By mail: Verizon Communications Shareowner Services c/o Computershare P.O. Box 43078 Providence, Rhode Island 02940-3078	By telephone: 1-800-631-2355 Online: www.computershare.com/verizon

HOW TO CONTACT THE VERIZON COMMUNICATIONS CORPORATE SPONSORED NOMINEE

If Computershare holds CDIs on your behalf within the Verizon Communications Corporate Sponsored Nominee Service, please direct all questions concerning your proxy card or voting procedures to Computershare. You should also contact them if you have questions about your CDI account. Computershare can be reached:

By mail: Verizon Communications Shareowner Services c/o Computershare Investor Services PLC The Pavilions Bridgwater Road Bristol, England BS99 6ZY	By telephone: +44 (0)870 707 1739 (UK and Overseas) +00 353 1696 8421 (Ireland) Online: www.investorcentre.co.uk

Verizon 2015 Proxy Statement

OTHER BUSINESS

OTHER BUSINESS

Verizon is not aware of any other matters that will be presented at the annual meeting. If other matters are properly introduced, the proxy committee will vote the shares it represents by the proxies it has received in accordance with its judgment.

By Order of the Board of Directors,

William L. Horton, Jr.

Senior Vice President,

Deputy General Counsel and

Corporate Secretary

March 23, 2015

Verizon 2015 Proxy Statement

APPENDIX A

APPENDIX A

VERIZON COMMUNICATIONS INC. RECONCILIATION OF NON-GAAP MEASURES

Adjusted Net Income Reconciliation

(dollars in billions)
Year Ended December 31,	2014
Reported Net Income Attributable to Verizon	$9.6

Severance, Pension and Benefit Charges	4.7
Gain on Spectrum License Transactions	(0.4)
Wireless Transaction Costs	0.3
Early Debt Redemption and Other Costs	1.0
Gain on Sale of Omnitel Interest	(1.9)

Adjusted Net Income Attributable to Verizon	$13.3
Controlling Interest Income due to Wireless Transaction	(6.1)
Wireless Transaction Costs	1.8

Adjusted Net Income excluding Wireless Transaction Impact	$9.0

Note: Adjusted Net Income Attributable to Verizon excluding Wireless Transaction Impact includes adjustments for net income attributable to non-controlling interest and interest expense as if Verizon had not completed the transaction to acquire sole ownership of Verizon Wireless (Wireless Transaction).

Adjusted EPS Reconciliation

Year Ended December 31,	2013	2014
Reported EPS	$4.00	$2.42

Severance, Pension and Benefit Charges (Credits)	(1.35)	1.17
Gain on Spectrum License Transactions	(0.02)	(0.11)
Wireless Transaction Costs	0.20	0.07
Early Debt Redemption and Other Costs	—	0.28
Gain on Sale of Omnitel Interest	—	(0.47)

Adjusted EPS	$2.84	$3.35

Note:	EPS may not add due to rounding.

Free Cash Flow Reconciliation

	(dollars in billions)
Year Ended December 31,	2012	2013	2014
Net Cash Provided by Operating Activities	$31.5	$38.8	$30.6

Less: Capital Expenditures (including capitalized software)	16.2	16.6	17.2

Free Cash Flow	$15.3	$22.2	$13.4
Less: Cash Impact of Wireless Transaction	—	—	4.6

Adjusted Free Cash Flow	$15.3	$22.2	$18.0

Note:	Cumulative Adjusted Free Cash Flow represents the sum of the three years presented.

Verizon 2015 Proxy Statement

WHO WE ARE

HIGH-QUALITY COMMUNICATIONS SERVICES

We have work because our customers value our high-quality communications services.

FOCUS OUTWARD ON THE CUSTOMER

We focus outward on the customer, not inward. We make it easy for customers to do business with us, by listening, anticipating and responding to their needs.

TEAMWORK

We know teamwork enables us to serve our customers better and faster. We embrace diversity and personal development not only because it's the right thing to do, but also because it's smart business.

INTEGRITY IS AT THE CORE OF WHO WE ARE

We believe integrity is at the core of who we are. It establishes the trust that is critical to the relationships we have.

BEST IS OUR STRENGTH

We know that bigness is not our strength, best is our strength.

OUR CORPORATE VALUES

Everything we do is built on the strong foundation of our corporate values.

WE ARE VERIZON • INTEGRITY • RESPECT • PERFORMANCE EXCELLENCE • ACCOUNTABILITY

verizon

WINNING OURCUSTOMERS, EVERYDAY.

To learn more about our Company, scan these QR codes with your mobile device:

ANNUAL MEETING VOTING

ANNUAL REPORT

CORPORATE RESPONSIBILITY

INVESTOR RELATIONS

Printed with inks containing soy and/or vegetable oils

FSC MIX Paper from responsible sources FSC® C101537

002CSN49B4

verizon

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote online

Vote by telephone

Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Shellye L. Archambeau	☐	☐	☐
02 - Mark T. Bertolini	☐	☐	☐
03 - Richard L. Carrión	☐	☐	☐
04 - Melanie L. Healey	☐	☐	☐
05 - M. Frances Keeth	☐	☐	☐
06 - Lowell C. McAdam	☐	☐	☐
07 - Donald T. Nicolaisen	☐	☐	☐
08 - Clarence Otis, Jr.	☐	☐	☐
09 - Rodney E. Slater	☐	☐	☐
10 - Kathryn A. Tesija	☐	☐	☐
11 - Gregory D. Wasson	☐	☐	☐

B The Board of Directors recommends a vote AGAINST:

Proposal	For	Against	Abstain
4. Network Neutrality Report	☐	☐	☐
5. Political Spending Report	☐	☐	☐
6. Severance Approval Policy	☐	☐	☐
7. Stock Retention Policy	☐	☐	☐
8. Shareholder Action By Written Consent	☐	☐	☐

C 1234567890 J N T

1 U P X 2 2 5 2 8 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01ZN3E

IMPORTANT ANNUAL MEETING INFORMATION
Admission Ticket
IF YOU ARE VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Electronic Voting Instructions
You can vote online or by telephone
Available 24 hours a day, 7 days a week
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote online
• Go to www.envisionreports.com/vz
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories &
Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
A Annual Meeting Proxy Card
IF YOU ARE VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE
The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, and 3.
01—Shellye L. Archambeau
04—Melanie L. Healey
07—Donald T. Nicolaisen
02—Mark T. Bertolini
05—M. Frances Keeth
08—Clarence Otis, Jr.
03—Richard L. Carrión
06—Lowell C. McAdam
09—Rodney E. Slater
1. Election of Directors: For Against Abstain For Against Abstain
10—Kathryn A. Tesija
For Against Abstain
B The Board of Directors recommends a vote AGAINST:
5. Political Spending Report
For Against Abstain
6. Severance Approval Policy
For Against Abstain For Against Abstain
4. Network Neutrality Report
For Against Abstain
2. Ratification of Appointment of Independent Registered Public
Accounting Firm
For Against Abstain
3. Advisory Vote to Approve Executive Compensation
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box
8. Shareholder Action By
7. Stock Retention Policy Written Consent
11—Gregory D. Wasson
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
01ZN3E

Verizon Communications Inc.
2015 Annual Meeting Admission Ticket
May 7, 2015, 8:30 a.m. Local Time
Hyatt Regency Minneapolis
1300 Nicollet Mall
Minneapolis, Minnesota 55403
Upon arrival, please present this admission ticket at the registration desk.
.
qIF YOU ARE VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Notice of 2015 Annual Meeting of Shareholders
Proxy Solicited by the Board of Directors of Verizon Communications Inc. for the Annual Meeting of Shareholders,
Thursday, May 7, 2015, 8:30 a.m. Local Time
Your signature on the reverse side of this card appoints each of Lowell C. McAdam and William L. Horton, Jr., as proxies, with the powers you would have if you were personally present at the meeting. This includes full power of substitution to vote all the shares of Verizon common stock that you hold of record upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side of this card. If you do not indicate how your shares are to be voted, at the meeting or any adjournment or postponement of the meeting the proxies will vote for the election of the nominees for Director listed on the reverse side of this card; and in accordance with the
Directors’ recommendations on the other matters listed on the reverse side of this card; and at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.
This card also provides your instructions for voting any shares that you may hold in the Verizon Communications Direct Invest Plan. Also, if you own shares in any current or former Verizon savings plan in the same name as shown on this card, this card provides instructions to the savings plan trustee for voting those shares. To allow sufficient time for the savings plan trustee to tabulate the vote of the savings plan shares, you must vote by telephone or online or return this card in the enclosed envelope so that your vote is received by May 4, 2015.
If you do not properly sign and return this card, vote by telephone or online or attend the meeting and vote by ballot, your shares cannot be voted. Unless the savings plan trustee receives your voting instructions by May 4, 2015 your shares in any of the current or former Verizon employee savings plans will be voted as described in the Proxy Statement.
If you are voting by mail, please sign the reverse side and return this card in the enclosed envelope. Please sign exactly as the name(s) appears on this card. If stock is held jointly, each holder should sign. If you are signing as an attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give your full title. If you vote by telephone or online, please do not mail your card.
Your email address can help save the environment. Vote online and register for electronic communications with the eTree® program, and we will plant a tree on your behalf.